EXHIBIT 10.37


$49,500,000

LEASE AGREEMENT

BETWEEN

BNP LEASING CORPORATION,
AS LANDLORD

AND

3COM CORPORATION,
AS TENANT

EFFECTIVE AS OF NOVEMBER 20, 1996
(North First Street Property)


This Agreement is being facilitated by the following banks:
Banque Nationale de Paris
ABN AMRO Bank N.V.


TABLE OF CONTENTS
1.      Definitions
	(a)     Active Negligence
	(b)     Additional Rent
	(c)     Administrative Fee
	(d)     Affiliate
	(e)     Applicable Laws
	(f)     Applicable Purchaser
	(g)     Attorneys' Fees
	(h)     Base Rent
	(i)     Base Rent Date
	(j)     Base Rent Period
	(k)     Breakage Costs
	(l)     Business Day
	(m)     Capital Adequacy Charges
	(n)     Closing Costs
	(o)     Change of Control Event
	(p)     Code
	(q)     Collateral
	(r)     Collateral Percentage
	(s)     Debt
	(t)     Default
	(u)     Default Rate
	(v)     Designated Sale Date
	(w)     Effective Rate
	(x)     Environmental Indemnity
	(y)     Environmental Laws
	(z)     Environmental Losses
	(aa)    Environmental Report
	(ab)    ERISA
	(ac)    ERISA Affiliate
	(ad)    ERISA Termination Event
	(ae)    Escrowed Proceeds
	(af)    Eurocurrency Liabilities
	(ag)    Eurodollar Rate Reserve Percentage
	(ah)    Event of Default
	(ai)    Excluded Taxes
	(aj)    Fair Market Value
	(ak)    Fed Funds Rate
	(al)    Funding Advances
	(am)    GAAP
	(an)    Hazardous Substance
	(ao)    Hazardous Substance Activity
	(ap)    Impositions
	(aq)    Improvements
	(ar)    Indemnified Party
	(as)    Initial Funding Advance
	(at)    Landlord's Parent
	(au)    LIBOR
	(av)    Lien
	(aw)    Losses
	(ax)    Ordinary Negligence
	(ay)    Participant
	(az)    Participation Agreement
	(ba)    Permitted Encumbrances
	(bb)    Permitted Hazardous Substance Use
	(bc)    Permitted Hazardous Substances
	(bd)    Permitted Transfer
	(be)    Person
	(bf)    Plan
	(bg)    Pledge Agreement
	(bh)    Prime Rate
	(bi)    Purchase Agreement
	(bj)    Purchase Price
	(bk)    Qualified Payments
	(bl)    Remaining Proceeds
	(bm)    Rent
	(bn)    Responsible Financial Officer
	(bo)    Spread
	(bp)    Stipulated Loss Value
	(bq)    Subsidiary
	(br)    Tenant's Knowledge
	(bs)    Term
	(bt)    Unfunded Benefit Liabilities
	(bu)    Upfront Fee
	(bv)    Voluntary Minimum Pledge Commitment
	(bw)    Other Terms and References
2.      Term
3.      Rental
	(a)     Base Rent
	(b)     Upfront Fee
	(c)     Administrative Fees
	(d)     Additional Rent
	(e)     Interest and Order of Application
	(f)     Net Lease
	(g)     No Demand or Setoff
4.      Insurance and Condemnation Proceeds
5.      No Lease Termination
	(a)     Status of Lease
	(b)     Waiver By Tenant
6.      Purchase Agreement, Pledge Agreement and Environmental Indemnity
7.      Use and Condition of Leased Property
	(a)     Use
	(b)     Condition
	(c)     Consideration of and Scope of Waiver
8.      Other Representations, Warranties and Covenants of Tenant
	(a)     Financial Matters
	(b)     Existing Contract
	(c)     No Default or Violation
	(d)     Compliance with Covenants and Laws
	(e)     Environmental Representations
	(f)     No Suits
	(g)     Condition of Property
	(h)     Organization
	(i)     Enforceability
	(j)     Not a Foreign Person
	(k)     Omissions
	(l)     Existence
	(m)     Tenant Taxes
	(n)     Operation of Property
	(o)     Debts for Construction
	(p)     Impositions
	(q)     Repair, Maintenance, Alterations and Additions
	(r)     Insurance and Casualty
	(s)     Condemnation
	(t)     Protection and Defense of Title
	(u)     No Liens on the Leased Property
	(v)     Books and Records
	(w)     Financial Statements; Required Notices;
		Certificates as to Default
	(x)     Further Assurances
	(y)     Fees and Expenses; General Indemnification;
		Increased Costs; and Capital Adequacy Charges
	(z)     Liability Insurance
	(aa)    Permitted Encumbrances
	(ab)    Environmental
	(ac)    Affirmative Financial Covenants
	(ad)    Negative Covenants
		(i) Liens
		(ii) Transactions with Affiliates
		(iii) Mergers; Sales of Assets
		(v) Change of Business
	(ae)    ERISA
9.      Representations, Warranties and Covenants of Landlord
	(a)     Title Claims By, Through or Under Landlord
	(b)     Actions Required of the Title Holder
	(c)     No Default or Violation
	(d)     No Suits
	(e)     Organization
	(f)     Enforceability
	(g)     Existence
	(h)     Not a Foreign Person
10.     Assignment and Subletting
	(a)     Consent Required
	(b) Standard for Landlord's Consent to Assignments and Certain Other Matters
	(c)     Consent Not a Waiver
	(d)     Landlord's Assignment
11.     Environmental Indemnification
	(a)     Indemnity
	(b)     Assumption of Defense
	(c)     Notice of Environmental Losses
	(d)     Rights Cumulative
	(e)     Survival of the Indemnity
12.     Landlord's Right of Access
13.     Events of Default
	(a)     Definition of Event of Default
	(b)     Remedies
	(c)     Enforceability
	(d)     Remedies Cumulative
	(e)     Waiver by Tenant
	(f)     No Implied Waiver
14.     Default by Landlord
15.     Quiet Enjoyment
16.     Surrender Upon Termination
17.     Holding Over by Tenant
18.     Miscellaneous
	(a)     Notices
	(b)     Severability
	(c)     No Merger
	(d)     NO IMPLIED REPRESENTATIONS BY LANDLORD
	(e)     Entire Agreement
	(f)     Binding Effect
	(g)     Time is of the Essence
	(h)     Termination of Prior Rights
	(i)     Governing Law
	(j)     Waiver of a Jury Trial
	(k)     Not a Partnership, Etc
	(l)     Tax Reporting


Exhibits and Schedules

Exhibit A       Legal Description
Exhibit B       Encumbrance List
Exhibit C       Intentionally Deleted
Exhibit D       Intentionally Deleted
Exhibit E       Covenant Compliance Certificate
Exhibit F       Certificate Setting Forth the Calculation of the Spread
Exhibit G       List of Environmental Reports


LEASE AGREEMENT

	This LEASE AGREEMENT (hereinafter called this
"Lease"), made to be effective as of November 20, 1996 (all
references herein to the "date hereof" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "Landlord"), and 3COM CORPORATION, a California corporation (hereinafter called "Tenant");
W I T N E S E T H   T H A T:
	WHEREAS, pursuant to a Sale Agreement dated as of July
16, 1996 (as amended, hereinafter called the "Existing
Contract") between Tenant and Metropolitan Life Insurance
Company, a New York corporation (hereinafter called "Seller"), concerning the land described in Exhibit A attached hereto
(hereinafter called the "Land") and the improvements on such Land, if any, Landlord is acquiring the Land and improvements
(if any) from Seller contemporaneously with the execution of this Lease;
	WHEREAS, in anticipation of Landlord's acquisition of the Land, any improvements on the Land and other rights and interests hereinafter described, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to lease the same to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement;
	NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, Landlord does hereby LEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:
(i) Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to any such buildings and improvements
(hereinafter called the "Improvements");
(ii) all easements and rights-of-way now owned or hereafter acquired by Landlord for use in connection with the Land or Improvements or as a means of access thereto;
(iii) all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land (except strips and gores, if any, between the Land and abutting land owned by Landlord, with respect to which this Lease shall cover only the portion thereof to the center line between the Land and the abutting land owned by Landlord).

The Land and all of the property described in items (i) through (iii) above are hereinafter referred to collectively as the "Real Property".
	In addition to conveying the leasehold in the Real Property as described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any assignable interests or rights in, to or under the following that have been transferred to Landlord by Seller under the Existing
Contract: (a) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing; and (b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described above in this paragraph are hereinafter collectively called the "Personal Property". The Real Property and the Personal Property are hereinafter sometimes collectively called the "Leased Property."
	Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims or encumbrances not asserted by Landlord itself or by third parties lawfully claiming through or under Landlord.
	The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:
1. Definitions. As used herein, the terms "Landlord," "Tenant," "Existing Contract," "Seller," "Land," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

(a)     Active Negligence.  "Active Negligence" of an
Indemnified Party means, and is limited to, the negligent conduct of activities on the Leased Property by the Indemnified Party in a manner that proximately causes actual bodily injury or property damage to occur. "Active Negligence" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have been imposed but for Landlord's status as owner of the Leased Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any remedy provided herein or in the Purchase Agreement.

(b) Additional Rent. "Additional Rent" shall have the meaning assigned to it in subparagraph 3.(d) below.

(c) Administrative Fee. "Administrative Fee" shall have the meaning assigned to it in subparagraph 3.(c).

(d)     Affiliate.  "Affiliate" of any Person means any other
Person controlling controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
(e) Applicable Laws. "Applicable Laws" shall have the meaning assigned to it in subparagraph 8.(d) below.
(f) Applicable Purchaser. "Applicable Purchaser" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

(g) Attorneys' Fees. "Attorneys' Fees" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

(h) Base Rent. "Base Rent" means the rent payable by Tenant pursuant to subparagraph 3.(a) below.

(i) Base Rent Date. "Base Rent Date" means December 2, 1996 and the first Business Day of February, May, August and November of each calendar year thereafter to and including the first Business Day of November, 1998.

(j) Base Rent Period. "Base Rent Period" means (1) the period beginning on and including the date hereof and ending on but not including the first Base Rent Date, (2) the period beginning on and including the first Base Rent Date and ending on but not including second Base Rent Date, and (3) each successive period of approximately three (3) months. Each successive Base Rent
Period after the first Base Rent Period shall begin on and include the day on which the preceding Base Rent Period ends and shall end on but not include the next following Base Rent Date.

(k) Breakage Costs. "Breakage Costs" means any and all costs, losses or expenses incurred or sustained by Landlord's Parent or any other Participant, for which Landlord's Parent or the other Participant shall expect reimbursement from Landlord, because of the resulting liquidation or redeployment of deposits or other funds used to make Funding Advances upon any termination of this Lease by Tenant pursuant to Paragraph 2, if such termination is effective as of any day other than a Base Rent
Date. Breakage Costs will include losses attributable to any decline in LIBOR as of the effective date of termination as compared to LIBOR used to determine the Effective Rate then in effect. (However, if Landlord's Parent or another
Participant actually receives a profit upon the liquidation or redeployment of deposits or other funds used to make
Funding Advances, because of any increase in LIBOR, then such profit will be offset against costs or expenses that would otherwise be charged as Breakage Costs under this Lease.)
Each determination by Landlord's Parent of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Landlord and Tenant.

(l)     Business Day.  "Business Day" means any day that is
(1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

(m) Capital Adequacy Charges. "Capital Adequacy Charges" means any additional amounts Landlord's Parent or any other Participant requires Landlord to pay as compensation for an increase in required capital as provided in subparagraph 8.(y)(iv).

(n)     Closing Costs.  "Closing Costs" means the excess of
$49,500,000 over the sums actually paid by Landlord for or in connection with Landlord's acquisition of the Leased Property (including the payment of amounts secured by any lien to which the Real
Property may be subject when it is conveyed to Landlord) at the closing under the Existing Contract, which excess will be advanced by or on behalf of Landlord to pay costs incurred in connection with the preparation and negotiation of this Lease, the Purchase Agreement, the Pledge Agreement, the
Environmental Indemnity, the Participation Agreement and related documents. To the extent that Landlord does not itself use such excess to pay expenses incurred by Landlord in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Tenant, with the expectation that Tenant shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of expenses incurred by Tenant in connection with the preparation and negotiation of this Lease, the Purchase
Agreement, the Pledge Agreement and related documents; (2) the payment or reimbursement of expenses incurred by Tenant in connection with any improvements Tenant may elect to make to the Leased Property in accordance with the requirements and limitations imposed by this Lease, including the planning, design, engineering and permitting of thereof; (3) the maintenance of the Leased Property; (4) the payment of the Upfront Fee and the first Administrative Fee; or (5) the payment of Rents next due.

(o) Change of Control Event. "Change of Control Event" means the occurrence of any merger or consolidation or sale of assets involving Tenant that is prohibited by subparagraph
8.(ad)(iii).

(p) Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(q) Collateral. "Collateral" shall have the meaning assigned to it in the Pledge Agreement.

(r) Collateral Percentage. "Collateral Percentage" for each Base Rent Period means the Collateral Percentage for such period determined under (and as defined in) the Pledge Agreement; provided, however, for purposes of this Lease, the Collateral Percentage for any Base Rent Period shall not exceed a fraction; the numerator of which fraction shall equal the value (determined as provided in the Pledge Agreement) of all Collateral (a) that is, on the first day of such Base Rent Period, held by the Deposit Takers under (and as defined in) the Pledge Agreement subject to a Qualifying Security Interest (as defined below), (b) that is free from claims or security interests held or asserted by any third party, and (c) that is not in excess of Stipulated Loss Value; and the denominator of which fraction shall equal the Stipulated Loss Value on the first day of such Base Rent Period. "Qualifying Security Interest" means a first priority perfected security interest under the Pledge Agreement which is sufficient, for purposes of the laws and regulations which govern minimum amounts of capital that each of Landlord's Parent and other Participants (or their respective affiliates) must maintain, to permit them to assign a risk weighting of no more than twenty percent to the portion of their respective Funding Advances equal to the Collateral their respective Deposit Takers hold on deposit as provided by the Pledge Agreement.

(s) Debt. "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations of such Person, contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities) and (viii) Unfunded Benefit Liabilities.

(t) Default. "Default" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

(u) Default Rate. "Default Rate" means a floating per annum rate equal to three percent (3%) above the Prime Rate. However, in no event will the Default Rate exceed the maximum interest rate permitted by law.

(v) Designated Sale Date. "Designated Sale Date" shall have the meaning assigned to it in the Purchase Agreement.

(w)     Effective Rate.  "Effective Rate" means:

(i) for each day during the short first Base Rent Period ending on December 2, 1996, the per annum rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate on that day;
and

(ii)    for each Base Rent Period after the first Base Rent
Period, the per annum rate determined by dividing (A) LIBOR for such period, by (B) 100% minus the Eurodollar Rate Reserve
Percentage for such period.

If LIBOR or the Eurodollar Rate Reserve Percentage changes from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased, as the case may be, as of the date of the change from Base Rent Period to Base Rent Period. If for any reason Landlord's Parent determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Base Rent Period in accordance with the preceding sentences, then the "Effective Rate" for that Base Rent Period shall equal any published index or per annum interest rate determined reasonably and in good faith by Landlord's Parent to be a comparable rate at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord's Parent of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

(x) Environmental Indemnity. "Environmental Indemnity" means the separate Environmental Indemnity Agreement dated as of the date hereof executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

(y) Environmental Laws. "Environmental Laws" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery
Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

(z) Environmental Losses. "Environmental Losses" means Losses suffered or incurred by any Indemnified Party, directly or indirectly, relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity;
(ii) any violation of Environmental Laws relating to the Leased Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which directly or indirectly relates to, arises from, is based on, or results from any of the matters described in clauses (i),
(ii), or (iii) of this subparagraph 1.(z), or any allegation of any such matters. ENVIRONMENTAL LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY SHALL INCLUDE LOSSES RELATING TO OR ARISING OUT OF OR AS A RESULT OF ANY MATTERS LISTED IN THE PRECEDING SENTENCE EVEN WHEN SUCH MATTERS ARE CAUSED BY THE ORDINARY NEGLIGENCE (AS DEFINED BELOW) OF THAT PARTICULAR OR ANY OTHER INDEMNIFIED PARTY. However, Losses incurred by or asserted against a particular Indemnified Party and proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of any Indemnified Party will not constitute Environmental Losses of such Indemnified Party for purposes of this Lease.

(aa) Environmental Report. "Environmental Report" means, collectively, the reports listed on Exhibit G attached hereto.

(bb)    ERISA.  "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

(cc) ERISA Affiliate. "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of Tenant's controlled group, or under common control with Tenant, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

(dd) ERISA Termination Event. "ERISA Termination Event" means (i) the occurrence with respect to any Plan of a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or b) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the withdrawal of Tenant or any Affiliate of Tenant from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section
4041 of ERISA, or (iv) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

(ee) Escrowed Proceeds. "Escrowed Proceeds" shall mean any proceeds that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any sale of a Parcel pursuant to subparagraph
9.(b) or for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased
Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "Escrowed
Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph 4 for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application
(generally, on the next following Base Rent Date which is at least three (3) Business Days following Landlord's receipt of such proceeds) as a Qualified Payment or as reimbursement of costs incurred in connection with a Qualified Payment.
"Escrowed Proceeds" shall not include any proceeds that have been applied as a Qualified Payment or to pay any costs incurred in connection with a Qualified Payment. Until
Escrowed Proceeds are paid to Tenant pursuant to Paragraph 4 below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

(ff) Eurocurrency Liabilities. "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

(gg) Eurodollar Rate Reserve Percentage. "Eurodollar Rate Reserve Percentage" means, for purposes of determining the Effective Rate for any Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

(hh) Event of Default. "Event of Default" shall have the meaning assigned to it in subparagraph 13.(a) below.

(ii) Excluded Taxes. "Excluded Taxes" shall mean (1) all federal, state and local income taxes upon the Base Rent, the Upfront Fee, the Administrative Fees and any interest paid to Landlord pursuant to subparagraph 3.(e), (2) any taxes imposed by any governmental authority outside the United States, and (3) any transfer or change of ownership taxes assessed because of Landlord's transfer or conveyance to any third party of any rights or interest in this Lease, the Purchase Agreement or the Leased Property, but excluding any such taxes assessed because of any Permitted Transfer.

(jj) Fair Market Value. "Fair Market Value" shall have the meaning assigned to it in the Purchase Agreement.

(kk) Fed Funds Rate. "Fed Funds Rate" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Landlord's Parent from three Federal funds brokers of recognized standing selected by Landlord's Parent. All determinations of the Fed Funds Rate by Landlord's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

(ll) Funding Advances. "Funding Advances" means the Initial Funding Advance and any subsequent advances made by Landlord's Parent or any other Participant to or on behalf of Landlord in replacement of or renewal and extension of all or part of the Initial Funding Advance. For example, if after the date hereof a new Participant advances funds to or on behalf of Landlord to Landlord's Parent, ABN AMRO Bank N.V. or another of the original Participants in repayment of all or part of the Initial Funding Advance, such advance of funds by the new Participant shall constitute a Funding Advance hereunder.

(mm) GAAP. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 8.(w) (except for changes concurred in by Tenant's independent public accountants).

(nn) Hazardous Substance. "Hazardous Substance" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

(oo) Hazardous Substance Activity. "Hazardous Substance Activity" means any actual, proposed or threatened use, storage, holding, existence, location, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Leased Property and any residual Hazardous Substance contamination in, on or under the Leased Property.

(pp) Impositions. "Impositions" shall have the meaning assigned to it in subparagraph 8.(p) below.

(qq) Improvements. "Improvements," as defined in the recitals at the beginning of this Lease, shall include not only existing improvements to the Land as of the date hereof, if any, but also any new improvements or changes to existing improvements made by Tenant.

(rr)    Indemnified Party.  "Indemnified Party" means each of
(1) Landlord and any of Landlord's successors and assigns as to all or any portion of the Leased Property or any interest therein (but excluding Tenant or any Applicable Purchaser under the Purchase Agreement or any Person that claims its interest in the Leased Property through or under Tenant or through or under an assignment from Landlord that does not constitute a Permitted Transfer), (2) the Participants, and (3) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause
(1) or (2) preceding.

(ss) Initial Funding Advance. "Initial Funding Advance" means the advance of $49,500,000 made by Landlord's Parent and another Participant to or on behalf of Landlord on or prior to the date of this Lease to cover the cost of Landlord's acquisition of the Leased Property and Closing Costs.

(tt) Landlord's Parent. "Landlord's Parent" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France, together with any Affiliates of such bank that directly or indirectly provided or hereafter during the Term provide or maintain any Funding Advances, and any successors of such bank and such Affiliates.

(uu) LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Base Rent Period, the rate determined by Landlord's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. Landlord shall instruct Landlord's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered:
(i) for delivery on the first day of such Base Rent Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Parent)
Stipulated Loss Value on the first day of such Base Rent Period, and (iii) for a period of time equal or comparable to the Base
Rent Period.  If Landlord's Parent so chooses, it may determine
LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate
Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period; provided, however, Tenant may notify Landlord that Tenant objects to any future determination of LIBOR in the manner provided by this sentence, in which case any determination of LIBOR required more than three Business Days after Landlord's receipt of such notice shall be made as if this sentence had been struck from this Lease. If for any reason Landlord's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Base Rent Period in accordance with the preceding sentences, or if Landlord's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for Landlord, Landlord's Parent or any other Participant to provide or maintain any Funding Advances hereunder during any Base Rent
Period for which Base Rent is computed by reference to LIBOR, then "LIBOR" for that Base Rent Period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds
Rate for that period. All determinations of LIBOR by Landlord's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

(vv) Lien. "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any agreement to sell receivables with recourse, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Lease.

(ww) Losses. "Losses" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, known and unknown.

(xx)    Ordinary Negligence.  "Ordinary Negligence" of an
Indemnified Partymeans any negligent acts or omissions of such party that does not for any reason constitute Active Negligence as defined in this Lease.

(yy)    Participant.  "Participant" means any Person, including
Landlord's Parent, that agrees with Landlord or another Participant to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Agreement. As of the effective date hereof, the only Participants are Landlord's Parent, ABN
AMRO Bank N.V. and the other financial institutions that have executed the original Participation Agreement, but such Participants and Landlord may agree to share in risks and rewards of this Lease and the Purchase Agreement with other
Participants in the future. However, no Person other than Landlord's Parent, ABN AMRO Bank N.V. and the other financial institutions that have executed the original Participation
Agreement shall qualify as a Participant for purposes of this Lease, the Purchase Agreement or any other agreement to which 3COM is a party unless, with 3COM's prior written approval (such approval not to be unreasonably withheld) or when an Event of Default had occurred and was continuing, such Person became a party to the Pledge Agreement and to the Participation Agreement by executing supplements to those agreements as contemplated therein.

(zz) Participation Agreement. "Participation Agreement" means theParticipation Agreement dated the date hereof between Landlord, Landlord's Parent, ABN AMRO Bank N.V. and other financial institutions, pursuant to which Landlord's Parent, ABN AMRO Bank
N.V. and such other financial institutions have agreed to participate in certain risks and rewards to Landlord of this Lease and the Purchase Agreement, as such Participation
Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

(aaa)   Permitted Encumbrances.  "Permitted Encumbrances" means
(i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) any provisions of the Existing Contract or any other agreement described therein that survived closing thereunder (but not any deed of trust, mortgage or other agreement given to secure the repayment of borrowed funds), and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord at the request of or with the consent of Tenant.

(bbb)   Permitted Hazardous Substance Use.  "Permitted Hazardous
Substance Use" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable
Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:
(1) exceed that reasonably required for the construction of Improvements permitted by this Lease and for the operation of the Leased Property for th purposes expressly permitted under subparagraph 7.(a); or (2) include any disposal, discharge or other release of Hazardous Substances from operations on the Leased Property in any manner that might allow such substances to reach the San Francisco Bay, surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable
Laws and any permits obtained by Tenant that govern such runoff;
or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.
Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property as a treatment, storage or disposal facility (as defined by federal Environmental Laws) for Hazardous Substances, including but not limited to a landfill, incinerator or other waste disposal facility.

(ccc) Permitted Hazardous Substances. "Permitted Hazardous Substances" means Hazardous Substances used and reasonably required for Tenant's operation of the Leased Property for the purposes expressly permitted by subparagraph 7.(a) in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include, without limitation, usual and customary office and janitorial products.

(ddd) Permitted Transfer. "Permitted Transfer" means any one or more of the following: (1) the creation or conveyance of rights and interests under the Participation Agreement in favor of Landlord's Parent, ABN AMRO Bank N.V. or other Participants;
(2) subject to the last sentence of subparagraph 10.(d), any assignment or conveyance by Landlord of any lien or security interest against the Leased Property (in contrast to a conveyance of Landlord's fee estate in the Leased Property) or of any interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, to any present or future Participant or to any Affiliate of Landlord;
(3) any agreement to exercise or refrain from exercising rights or remedies hereunder or under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity made by Landlord with any present or future Participant or Affiliate of Landlord;
(4) any assignment or conveyance by Landlord requested by Tenant or required by any Permitted Encumbrance, by the Purchase
Agreement or by Applicable Laws; (5) any assignment or conveyance by Landlord when an Event of Default shall have occurred and be continuing; or (6) any assignment or conveyance by Landlord after the Designated Sale Date.

(eee) Person. "Person" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

(fff) Plan. "Plan" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Tenant or any Subsidiary for employees of Tenant or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Tenant or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

(ggg) Pledge Agreement. "Pledge Agreement" means the Pledge Agreement dated as of the date hereof between Landlord and Tenant, pursuant to which Tenant may pledge certificates of deposit as security for Tenant's obligations under the Purchase Agreement (and for the corresponding obligations of Landlord to the Participants under the Participation Agreement), as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

(hhh) Prime Rate. "Prime Rate" means the prime interest rate or equivalent charged by Landlord's Parent in the United States as announced or published by Landlord's Parent from time to time, which need not be the lowest interest rate charged by Landlord's Parent. If for any reason Landlord's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either ABN AMRO Bank
N.V. or Credit Commercial de France as selected by Landlord shall be used as the Prime Rate. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the date hereof without notice to Tenant as of the effective time of each change in rates described in this definition.

(iii)   Purchase Agreement.  "Purchase Agreement" means the
Purchase Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

(jjj) Purchase Price. "Purchase Price" shall have the meaning assigned toit in the Purchase Agreement.

(kkk) Qualified Payments. "Qualified Payments" means all payments received by Landlord from time to time during the Term from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any sale of a Parcel pursuant to subparagraph 9.(b) or for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that (x) in determining
Qualified Payments, there shall be deducted all expenses and costs of every kind, type and nature (including taxes and Attorneys' Fees) incurred by Landlord with respect to the collection of such payments, (y) Qualified Payments shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) Qualified Payments shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed
Proceeds.  For purposes of computing the total Qualified
Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified
Payments by Landlord, which Landlord will do upon the first Base
Rent Date which is at least three (3) Business Days after Landlord's receipt of the same unless postponement of such application is required by other provisions of this Lease or consented to by Tenant in writing. Thus, for example, condemnation proceeds actually received by Landlord in the middle of a Base Rent Period will not be considered as having been received by Landlord for purposes of computing the total
Qualified Payments unless and until actually applied by Landlord as a Qualified Payment on a subsequent Base Rent Date in accordance with Paragraph 4 below.

(lll) Remaining Proceeds. "Remaining Proceeds" shall have the meaning assigned to it in subparagraph 4.(a)(ii).

(mmm)   Rent.  "Rent" means the Base Rent and all Additional
Rent.

(nnn)   Responsible Financial Officer.  "Responsible Financial
Officer" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Tenant.

(ooo) Spread. The "Spread" on any date will depend upon a computation involving (a) the rating by Standard and Poor's Corporation (the "S&P Rating") or the rating by Moody's Investor Service, Inc.
(the "Moody's Ratings"), whichever rating is higher, of Tenant's senior, unsecured debt on that date (whether such ratings are express or published, implied ratings), and (b) the Debt to Capital Ratio (as defined below) on that date, such computation to be as follows:
(i) If (1) there is no S&P Rating for the senior, unsecured debt of Tenant (express or published, implied) or the S&P Rating is below BBB-, AND (2) there is no Moody's Rating for senior, unsecured debt of Tenant (express or published, implied) or the Moody's Rating is below Baa3, AND (3) the Debt to Capital Ratio is greater than 0.30, then the Spread will be forty-two and one-half basis points (.425%).
(ii) If (1) the S&P Rating is BBB-, OR (2) the Moody's Rating is Baa3, OR (3) the Debt to Capital Ratio is equal to or less than 0.30 and more than 0.15, and if Tenant does not qualify for a lower
Spread pursuant to clause (iii) or (iv) below, then the Spread will be thirty-seven and one-half basis points (.375%).
(iii) If (1) the S&P Rating is BBB, OR (2) the Moody's Rating is Baa2, OR (3) the Debt to Capital Ratio is equal to or less than 0.15, and if Tenant does not qualify for a lower Spread pursuant to clause
(iv) below, then the Spread will be thirty-two and one-half basis points
(.325%).
(iv)    If (1) the S&P Rating is above BBB, OR (2) the Moody's
Rating is above Baa2, then the Spread will be twenty-seven and one-half basis points (.275%). For purposes of calculating the Spread, "Debt to Capital Ratio" means the quotient determined by dividing
(A) funded Senior Debt (as defined in subparagraph 8.(ac)(ii)), by (B) the total Capitalization (as defined in subparagraph 8.(ac)(ii)), including Subordinated Debt (as defined in subparagraph
8.(ac)(ii)). The parties believe it improbable that the ratings systems used by Standard and Poor's Corporation and by Moody's
Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, Landlord shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the Spread. All determinations of the Spread by Landlord shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of this Lease. Further Landlord may, but shall not be required, to rely on the determination of the Spread set forth in any certificate delivered by Tenant pursuant to subparagraph
8.(w)(iv) below, and no reduction in the Spread will be effective because of an improvement in the S&P Rating, the Moody's Rating or the Debt to Capital Ratio before Tenant has notified Landlord thereof by delivery of such a certificate.
(ppp) Stipulated Loss Value. "Stipulated Loss Value" means the amount computed from time to time in accordance with the formula specified in this definition. Such amount shall equal the Initial Funding Advance (i.e., $49,500,000), LESS the amount
(if any) of Qualified Payments paid to Landlord on or prior to such date. Thus, for example, if a determination of Stipulated
Loss Value is required under subparagraph 3.(a) on the first day of the applicable Base Rent Period, but the Leased Property has been damaged by fire or other casualty with the result that $500,000 of net insurance proceeds have been paid to Landlord and retained by Landlord as Qualified Payments, then the Stipulated Loss Value as of the date of the required determination shall be $49,000,000. Under no circumstances will any payment of Base Rent or the Upfront Fee or any Administrative Fee reduce Stipulated Loss Value.

(qqq) Subsidiary. "Subsidiary" means any corporation of which Tenant and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

(rrr) Tenant's Knowledge. "Tenant's knowledge," "to the knowledge of Tenant" and words of like effect means the actual knowledge (with due investigation) of any of the following employees of Tenant: Alan Groves, Vice President and Corporate Controller; Christopher B.
Paisley, Chief Financial Officer; Abe Darwish, Director of Site
Services; and Walter Patti, Manager of Safety and Security.
However, to the extent Tenant's knowledge after the date hereof may become relevant hereunder or under any certificate or other notice provided by Tenant to Landlord in connection with this Lease, "Tenant's knowledge" and words of like effect shall include the then actual knowledge of other employees of Tenant
(if any) that have assumed responsibilities of the current employees listed in the preceding sentence or that have replaced such current employees. But none of the employees of Tenant whose knowledge is now or may hereafter be relevant shall be personally liable for the representations of Tenant made herein.

(sss) Term. "Term" shall have the meaning assigned to it in Paragraph 2 below.

(ttt) Unfunded Benefit Liabilities. "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Tenant or any ERISA Affiliate of Tenant under Title IV of ERISA.

(uuu) Upfront Fee. "Upfront Fee" shall have the meaning assigned to it in subparagraph 3.(b).

(vvv) Voluntary Minimum Pledge Commitment. "Voluntary Minimum Pledge Commitment" means an agreement in form and substance reasonably satisfactory to Landlord and the other parties to the Pledge Agreement which Tenant may elect to execute in connection with a casualty, condemnation or sale in lieu of condemnation affecting the Leased Property and which modifies the Pledge Agreement by establishing a Minimum Collateral Percentage sufficient to require Tenant to maintain Collateral under the Pledge Agreement with a value of no less than the insurance, condemnation or sale proceeds paid or to be paid because of the casualty, condemnation or sale in lieu of condemnation until Tenant has completed any related repairs or restoration required by this Lease.

(www) Other Terms and References. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Landlord is a party or of which Landlord is an intended beneficiary, without the consent of Landlord. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The words "this Lease", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph" and "this subparagraph" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The word "or" is not exclusive. Other capitalized terms are defined in the provisions that follow.

3. Term. The term of this Lease (herein called the "Term") shall commence on and include the effective date hereof, and end at 8:00 A.M. on the first Business Day of November, 1998, unless extended or sooner terminated as herein provided. Notwithstanding any other provision of this Lease which may expressly restrict the early termination hereof, and provided that Tenant is still in possession of the Leased Property and has not breached its obligation to make or have made any payment required by Paragraph 2 of the Purchase Agreement on any prior Designated Sale Date, Tenant may notify Landlord of Tenant's election to terminate this Lease before the first Business Day of November, 1998, by giving Landlord an irrevocable notice of such election and of the effective date of the termination, which notice must be given (if at all) at least sixty (60) days prior to the effective date of the termination. If Tenant elects to so terminate this Lease, then on the date on which this Lease is to be terminated, not only must Tenant pay all unpaid Rent, Tenant must also pay any Breakage Costs resulting from the termination and must satisfy its obligations under the Purchase Agreement. The payment of any unpaid Rent and Breakage Costs and the satisfaction of Tenant's obligations under the Purchase Agreement shall be conditions precedent to the effectiveness of any early termination of this Lease by Tenant.

	The Term may be extended at the option of Tenant for two successive periods of five (5) years each; provided, however, that prior to any such extension the following conditions must have been satisfied: (A) at least one hundred eighty (180) days prior to the commencement of any such extension, Landlord and Tenant must have agreed in writing upon, and received the written consent and approval of Landlord's Parent and all other Participants to (1) a corresponding extension of the date specified in clause (iii) of the definition of Designated Sale Date in the Purchase Agreement, and (2) an adjustment to the Rent that Tenant will be required to pay for the extension, it being expected that the Rent for the extension may be different than the Rent required for the original Term, and it being understood that the Rent for any extension must in all events be satisfactory to both Landlord and Tenant, each in its sole and absolute discretion; (B) there must be no Event of Default continuing hereunder at the time of Tenant's exercise of its option to extend; and (C) immediately prior to any such extension, this Lease must remain in effect. With respect to the condition that Landlord and Tenant must have agreed upon the Rent required for any extension of the Term, neither Tenant nor Landlord is willing to submit itself to a risk of liability or loss of rights hereunder for being judged unreasonable. Accordingly, both Tenant and Landlord hereby disclaim any obligation express or implied to be reasonable in negotiating the Rent for any such extension. Subject to the changes to the Rent payable during any extension of the Term as provided in this Paragraph, if Tenant exercises its option to extend the Term as provided in this Paragraph, this Lease shall continue in full force and effect, and the leasehold estate hereby granted to Tenant shall continue without interruption and without any loss of priority over other interests in or claims against the Leased Property that may be created or arise after the date hereof and before the extension.

4.      Rental.
(a) Base Rent. Tenant shall pay Landlord rent (herein called "Base Rent")in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in installments on each Base Rent Date through the end of the Term. Each payment of Base Rent must be received by Landlord no later than 12:00 noon (San Francisco time) on the date it becomes due; if received after 12:00 noon it will be considered for purposes of this Lease as received on the next following Business Day. Each installment of Base Rent shall represent rent allocable to the Base Rent Period ending on the date on which the installment is due. Landlord shall notify
Tenant in writing of the Base Rent due for each Base Rent Period at least fifteen (15) days prior to the Base Rent Date on which such period ends. Any failure by Landlord to so notify Tenant shall not constitute a waiver of Landlord's right to payment, but absent such notice Tenant shall not be in default for any underpayment resulting therefrom if Tenant, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three (3) Business Days after being notified by Landlord of the underpayment. If Tenant or any other Applicable
Purchaser purchases Landlord's interest in the Leased Property pursuant to the Purchase Agreement, any Base Rent for the three
(3) months ending on the date of purchase (or if the date of Purchase is not a Base Rent Date, then pro rated Base Rent for the Base Rent Period which included the date of purchase) and all outstanding Additional Rent shall be due on the Designated
Sale Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement.

	Base Rent shall accrue for each day of the first Base Rent Period, and the total Base Rent for the first Base Rent Period shall equal the sum of Base Rent for all days during such period. The Base Rent accruing for each day during such period shall equal:

	(1) (A) $49,500,000, times (B) one minus the Collateral
Percentage for the first Base Rent Period, times (C) the sum of
(i) the Effective Rate for such day and (ii) the Spread calculated on the date of this Lease, divided by (D) three hundred sixty (360); PLUS

	(2) (A) $49,500,000, times (B) the Collateral Percentage for the first Base Rent Period, times (C) twenty two and one-half basis points (22.5/100 of 1%), divided by (D) three hundred sixty (360)

	The Base Rent for each Base Rent Period after the first Base Rent Period shall equal the sum of:

	(1) (A) Stipulated Loss Value on the first day of such Base Rent Period, times (B) one minus the Collateral Percentage for such Base Rent Period, times (C) the sum of (i) the Effective Rate for such Base Rent Period and (ii) the Spread calculated on the tenth (10th) Business Day prior to the day upon which such Base Rent Period commences, times (D) the number of days in such Base Rent
Period, divided by (E) three hundred sixty (360); PLUS
(2) (A) Stipulated Loss Value on the first day of such Base Rent
Period, times (B) the Collateral Percentage for such Base Rent
Period, times (C) twenty two and one-half basis points (0.225 of 1%), times (D) the number of days in such Base Rent Period, divided by (E) three hundred sixty (360)

	Assume, only for the purpose of illustration: that a hypothetical Base Rent Period contains exactly ninety (90) days; that prior to the first day of such Base Rent Period a total of $19,500,000 of Qualified Payments have been received by Landlord, leaving a Stipulated Loss Value of $30,000,000 (the Initial Funding Advance of $49,500,000 less the Qualified Payments of $19,500,000); that the Collateral Percentage for such Base Rent Period is forty percent (40%); and that the Effective Rate plus the Spread for the applicable Base Rent Period is 6%. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

	$30,000,000 x 60% x 6% x 90/360, or $270,000, PLUS

	$30,000,000 x 40% x .225% x 90/360, or $6,750 = $276,750

	To ease the administrative burden of this Lease and the Pledge Agreement, clause (2) in the formulas above for calculating Base Rent reflects a reduction in the Base Rent equal to the interest that would accrue on any Collateral required by the Pledge Agreement from time to time if the Accounts (as defined in the Pledge Agreement) bore interest at the Effective Rate. Landlord has agreed to such reduction in the Base Rent to provide Tenant with the economic equivalent of interest on such Collateral, and in return Tenant has agreed to the provisions of the Pledge Agreement that excuse the actual payment of interest on the Accounts. By incorporating such reduction of Base Rent into the formulas above, and by providing for noninterest bearing Accounts in the Pledge Agreement, the parties will avoid an unnecessary and cumbersome periodic exchange of equal payments. It is not, however, the intent of Landlord or Tenant to understate Base Rent or interest for financial reporting purposes. Accordingly, for purposes of determining Tenant's compliance with the affirmative financial covenants set forth in subparagraph 8.(ac), and for purposes of any financial reports that this Lease requires of Tenant from time to time, Tenant may report Base Rent as if there had been no such reduction and as if the Collateral from time to time required by the Pledge Agreement had been maintained in Accounts bearing interest at the Effective Rate.

(b) Upfront Fee. Upon execution and delivery of this Lease by Landlord, Tenant shall pay Landlord an upfront fee (the "Upfront Fee") as provided in the letter dated August 20, 1996 (modifying a letter dated August 9, 1996) from Landlord to Tenant (less the deposit already paid by Tenant pursuant to that letter which will be applied against the Upfront Fee). The Upfront Fee shall represent Additional Rent for the first Base Rent Period.

(c) Administrative Fees. Upon execution and delivery of this Lease by Landlord, and again on each anniversary of the date hereof prior to the Designated Sale Date, Tenant shall pay Landlord an administrative fee (an "Administrative Fee") as provided in the letter dated August 9, 1996, from Landlord to Tenant. Each payment of an Administrative Fee shall represent Additional Rent for the Base Rent Period during which it first becomes due.

(d) Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "Additional Rent").

(e) Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws.
Landlord shall be entitled to apply any amounts paid by or on behalf of Tenant hereunder against any Rent then past due in the order the same became due or in such other order as Landlord may elect.

(f) Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord. Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i) Impositions, including any taxes payable by virtue of Landlord's receipt of amounts paid to or on behalf of Landlord in accordance with this subparagraph 3.(f), but not including any Excluded Taxes; (ii) any Capital Adequacy Charges;
(iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys' Fees) because of Landlord's acquisition or ownership of the Leased Property or because of this Lease or the transactions contemplated herein.

(g)     No Demand or Setoff.  The Base Rent and all Additional
Rent shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

5.      Insurance and Condemnation Proceeds.

(a) Subject to Landlord's rights under this Paragraph 4, and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use all casualty insurance and condemnation proceeds payable with respect to the Leased
Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. Except as provided in the last sentence of subparagraph 8.(s), all insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and applied as follows:
(i) First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.
(ii)    Second, the remainder of such proceeds (the "Remaining
Proceeds"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant for the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining
Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then Landlord shall be entitled to receive and collect insurance or condemnation proceeds payable with respect to the Leased Property, and either, at the discretion of Landlord, (A) hold such proceeds as Escrowed Proceeds until paid to Tenant as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Leased Property when Tenant has completed such repair, restoration or replacement, or (B) apply such proceeds (net of the deductions described in clause (i) above) as Qualified Payments.

(b) Any Remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant upon completion of the applicable repair, restoration or replacement and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, it being understood that Landlord may retain any such excess as a Qualified Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above. Further, notwithstanding the inadequacy of the Remaining Proceeds held by Landlord as Escrowed Proceeds, if any, or anything herein to the contrary, Tenant must, after any taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, restore or improve the Leased Property or the remainder thereof to a value no less than Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a safe and sightly condition. Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph 4.

(c) In the event of any taking of all or substantially all of the Leased Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Leased Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this Lease shall terminate.

(d) Nothing herein contained shall be construed to prevent Tenant from obtaining and applying as it deems appropriate any separate award from any condemning authority or from any insurer for a taking of or damage to Tenant's personal property not included in the Leased Property or for moving expenses or business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Leased Property, including Tenant's interest therein. Further, notwithstanding anything to the contrary herein contained, if Remaining Proceeds held by Landlord during the term of this Lease shall exceed Stipulated Loss Value and any Rent payable by Tenant, then Tenant may get the excess by terminating this Lease in accordance with Paragraph 2 and purchasing such excess (which will then be held by Landlord as Escrowed Proceeds), together with any remaining interest of Landlord in the Leased Property, pursuant to the Purchase Agreement.

(e) Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Leased Property or to the personal property situated from time to time in or on the Leased Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph 4.(e) shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Leased Property to be impaired.

6.      No Lease Termination.

(a) Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason,
(iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the Leased Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Tenant or of anyone claiming through or under Tenant by paramount title or otherwise
(provided, if Tenant is wrongfully evicted by Landlord or by any third party lawfully claiming through or under Landlord, other than Tenant or a third party claiming through or under Tenant, then Tenant will have the remedies described in Paragraph 14 below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Landlord has not made and will not make any representation express or implied as to the adequacy thereof, or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease. However, nothing in this Paragraph shall be construed as a waiver by Tenant of any right Tenant may have at law or in equity to (i) recover monetary damages for any default under this Lease by Landlord that Landlord fails to cure within the period provided in Paragraph 14, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by Landlord of any of the express covenants, agreements, conditions or provisions of this Lease, or (iii) a decree compelling performance of any of the express covenants, agreements, conditions or provisions of this Lease.

(b) Waiver By Tenant. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

7. Purchase Agreement, Pledge Agreement and Environmental Indemnity. Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Agreement, Pledge Agreement or Environmental Indemnity, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Lease. In the event of any inconsistency between the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity (as the case may be) shall control.

8.      Use and Condition of Leased Property.

(a) Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property so long as no Event of Default occurs hereunder, but only as reasonably necessary to develop the Land for use for the following purposes and other lawful purposes incidental thereto:
(i) research and development of computer-related and other electronic products; (ii) administrative and office space; and
(iii) distribution and warehouse storage of computer-related and other electronic products; and (iv) assembly of computer-related and other electronic products using components manufactured elsewhere, but not including the manufacture of computer chips on-site; and
(v) cafeteria, library, fitness center and other support function uses that Tenant may provide to its employees.
Although the term "electronic products" in this subparagraph may include products designed to detect, monitor, neutralize, handle or process Hazardous Substances, the use of the Leased Property by Tenant shall not include bringing Hazardous Substances onto the Leased Property for the purpose of researching, testing or demonstrating any such products.

(b) Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph 9.(a). Landlord shall not be responsible for any latent or other defect or change of condition in the Land, or Improvements, fixtures and personal property (if any) forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished because of any latent or other defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

(c) Consideration of and Scope of Waiver. The provisions of subparagraph 7.(b) above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise. However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, including Seller, the benefit of which is to pass to Tenant during the Term because of the definition of Personal Property and Leased Property above.

9.      Other Representations, Warranties and Covenants of
Tenant.  Tenant represents, warrants and covenants as follows:

(a) Financial Matters. Tenant is solvent and has no outstanding liens, suits, garnishments or court actions which could render Tenant insolvent. There has not been filed by or, to Tenant's knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any significant portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant have been prepared in accordance with GAAP in all material respects. No material adverse change has occurred in the financial position of Tenant as reflected in Tenant's financial statements covering the fiscal period ended May 31, 1996.

(b) Existing Contract. Except to the extent required of Landlord under subparagraph 9.(b), Tenant shall satisfy all surviving obligations of Tenant under the Existing Contract and under other agreements described therein. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Existing Contract or the other agreements described therein.
THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF LANDLORD; provided, such indemnity shall not apply to Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Active Negligence, gross negligence or willful misconduct of Landlord. Because Tenant hereby assumes and agrees to satisfy all surviving obligations of Tenant under the Existing Contract and the other agreements described therein, no failure by Landlord to take any action required by the Existing Contract or such other agreements (save and except any actions required of Landlord under subparagraph 9.(b)) shall, for the purposes of this indemnity, be deemed to be caused by the Active Negligence, gross negligence or willful misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

(c) No Default or Violation. The execution, delivery and performance by Tenant of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Tenant is a party or by which Tenant is bound or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and do not, to the knowledge of Tenant, violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and such execution, delivery and performance by Tenant will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

(d) Compliance with Covenants and Laws. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and other laws pertaining to disabled persons, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "Applicable Laws"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased Property by any governmental authority or municipality having jurisdiction over the Leased Property.

(e) Environmental Representations. To Tenant's knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) no Hazardous Substances Activity has occurred prior to the date of this Lease; (iii) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous
Substances on or from the Leased Property or the surrounding property pursuant to any Environmental Law; (iv) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has received any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental
Laws concerning the Leased Property from any federal, state or local agency; and (v) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation;
transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; any other Hazardous Substances other than Permitted Hazardous Substances; or any underground storage tank or tanks. Further, Tenant represents that to its knowledge the Environmental Report is not misleading or inaccurate in any material respect.

(f) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's knowledge, threatened that will affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or Tenant's use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant and its Subsidiaries taken as a whole or Tenant's use, occupancy or operation of the Leased Property.


No condemnation or other like proceedings are pending or, to Tenant's knowledge, threatened against the Leased Property.

(g)     Condition of Property.  The Land as described in Exhibit
A is shown on the plat included as part of the A.L.T.A. Survey prepared by Richard L. Gorman, dated July 25, 1996, which was delivered to Landlord at the request of Tenant. All material improvements on the Land as of the date hereof are as shown on that survey, and except as shown on that survey there are no easements or encroachments visible or apparent from an inspection of the Real Property.
Adequate provision has been made (or can be made at a cost that is reasonable in connection with future development of the Land) for the Leased Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable (or can be completed at a cost that is reasonable in connection with future development of the
Land). No extraordinary circumstances (including any use of the Land as a habitat for endangered species) exists that would materially and adversely affect the future development of the Land. Tenant is not aware of any latent or patent material defects or deficiencies in the Real Property that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy or could reasonably be anticipated to endanger life or limb.

(h) Organization. Tenant is duly incorporated and legally existing under the laws of the State of California. Tenant has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property. Tenant has the corporate power and adequate authority, rights and franchises to own Tenant's property and to carry on Tenant's business as now conducted and is duly qualified and in good standing in each state in which the character of Tenant's business makes such qualification necessary (including, without limitation, the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

(i) Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any Applicable Laws or any term or provision of Tenant's articles of incorporation or bylaws.

This Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

(j) Not a Foreign Person. Tenant is not a "foreign person" within the meaning Sections 1445 and 7701 of the Code (i.e., Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

(k) Omissions. To Tenant's knowledge, none of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

(l) Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California.

(m) Tenant Taxes. Tenant shall comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon it or upon its property where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Tenant; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Tenant shall not be deemed in default under this subparagraph if (1) Tenant diligently prosecutes such contest to completion in an appropriate manner, and (2) Tenant promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which any of Tenant's property that is material to the business of Tenant and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

(n) Operation of Property. Tenant shall operate the Leased Property in a good and workmanlike manner and in compliance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Leased Property or Tenant's use, occupancy or operations on the Leased Property, Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property; (ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant shall pay Landlord an amount equal to such excess for application as a Qualified Payment. Tenant shall make any payment required by the preceding sentence within one hundred eighty (180) days after it is requested by Landlord, and in any event shall make any such payment before the end of the Term. Tenant shall not impose any restrictive covenants or encumbrances upon the Leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by an agreement in form satisfactory to Landlord. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a written notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner of the Leased Property because the Leased Property does not comply with Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of a violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges may be brought against Landlord or any of its directors, officers or employees because of such violation or (ii) any action may be taken by any governmental authority against Landlord or any property owned by Landlord (including the Leased Property) because of such violation.

(o) Debts for Construction. Tenant shall cause all debts and liabilities incurred in the construction, maintenance, operation and development of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property, to be promptly paid. Notwithstanding the foregoing, Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default under this subparagraph (or subparagraphs 8.(t) or 8.(u)) because of the contested lien if
(1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to Landlord's satisfaction any contested liens alleged to secure an amount in excess of $500,000 (individually or in the aggregate) (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord
(including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned by Landlord because of the nonpayment thereof.

(p) Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased
Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances
(collectively, herein called the "Impositions"), excluding only
Excluded Taxes.  If Landlord requires Tenant to pay any
Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts prior to delinquency; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default of this subparagraph (or subparagraphs
8.(t) or 8.(u)) because of the contested Imposition if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to the satisfaction of Landlord any lien asserted against the Leased Property and alleged to secure an amount in excess of $500,000 because of the contested Imposition, (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final;
provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord
(including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned by Landlord because of the nonpayment thereof.

(q) Repair, Maintenance, Alterations and Additions. Tenant shall keep the Leased Property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased Property to be materially misused, abused or wasted or to deteriorate. Further, Tenant shall not, without the prior written consent of Landlord, construct or make any alteration to any Improvements which significantly reduce the fair market value of the Leased Property.

(r) Insurance and Casualty. Throughout the Term, Tenant will keep any valuable Improvements insured against damage by fire and other casualty in a commercially reasonable manner.

(s) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Leased Property or any portion thereof, Tenant shall notify Landlord of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings.

All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord and applied as provided in Paragraph 4 above. Landlord is hereby authorized, in the name of Tenant, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

	Notwithstanding the foregoing provisions of this subparagraph 8.(s), following any condemnation or sale in lieu of condemnation involving the Leased Property, if condemnation or sale proceeds totaling not more than $2,000,000 are to be recovered as a result thereof, or if in connection therewith Tenant shall have executed a Voluntary Minimum Pledge Commitment and delivered any additional Collateral required to satisfy such Voluntary Minimum Pledge Commitment, Tenant shall be entitled to receive directly and hold such condemnation or sale proceeds, so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds towards the restoration, replacement and repair of the remainder of the Leased Property as required by subparagraph 4.(b).

(t) Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's fee interest in the Leased Property is claimed or discovered (excluding Permitted Encumbrances, this Lease and any other encumbrance which is claimed by Landlord or lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly cause the removal of any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any such encumbrance or title defect (other than a Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 8.(o) or subparagraph 8.(p)), Landlord (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's fee interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased Property, the removal of prior liens or security interests, and all expenses (including
Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

	For purposes of this subparagraph 8.(t), Tenant shall be deemed to be acting promptly to remove any encumbrance or to cure any title defect, other than a Lien which Tenant has itself granted or authorized, so long as Tenant (or a title insurance company obligated to do so) is in good faith by appropriate proceedings contesting the validity and applicability of the encumbrance or defect, and pending such contest Tenant shall not be deemed in default under this subparagraph because of the encumbrance or defect; provided, with respect to a contest of any encumbrance or title defect which is the subject of subparagraphs 8.(o) or 8.(p), Tenant (or the applicable title insurance company) must satisfy the conditions and requirements for a permitted contest set forth in those subparagraphs, and with respect to a contest of any other encumbrance or title defect, Tenant (or the applicable title insurance company) must:
(1) diligently prosecute the contest to completion in a manner reasonably satisfactory to Landlord;

	(2) immediately remove the encumbrance or cure the defect, as and to the extent reasonably required to preserve Landlord's indefeasible fee estate in the Leased Property and to prevent any significant adverse impact the encumbrance or defect may have on the value of the Leased Property, upon a final determination by a court of competent jurisdiction that the encumbrance or defect is valid and applicable to the Leased Property; and

	(3) in any event conclude the contest and remove the encumbrance or cure the defect and pay any claims asserted against Landlord or the Leased Property because of such encumbrance or defect, all prior to (i) any Designated Sale Date on which neither Tenant nor any Applicable Purchaser purchases the Leased Property pursuant to the Purchase Agreement for a price to Landlord (when taken together with any additional payments made by Tenant pursuant to Paragraph 2(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) of not less than the Purchase Price, (ii) the date any criminal charges may be brought against Landlord or any of its directors, officers or employees because of such encumbrance or defect or (iii) the date any action may be taken against Landlord or any property owned by Landlord (including the Leased Property) by any governmental authority or any other Person who has or claims rights superior to Landlord because of the encumbrance or defect.

(u) No Liens on the Leased Property. Tenant shall not, without the prior written consent of Landlord, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien (except the lien for property taxes or assessments assessed against the Leased Property which are not delinquent and any Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 8.(o) or subparagraph 8.(p)), against or covering the Leased Property or any part thereof (other than any Lien which is lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any prohibited Lien exist or become attached hereafter in any manner to any part of the Leased Property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released to the satisfaction of Landlord.

(v) Books and Records. Tenant shall keep books and records that are accurate and complete in all material respects for the construction and maintenance of the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours; provided that so long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or copying any such documents, if then requested to do so by Tenant to maintain Tenant's security: (i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or copying by Landlord authorized by this subparagraph. This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that if requested by Landlord at any time when an Event of Default shall have occurred and be continuing, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

(w) Financial Statements; Required Notices; Certificates as to Default. Tenant shall deliver to Landlord and to each Participant of which Tenant has been notified:

(i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Tenant, a consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of Tenant and its consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by Tenant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which Landlord determines, in Landlord's reasonable discretion, is unacceptable; provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (i) so long as Tenant delivers to Landlord the same annual report and report and opinion of accountants that Tenant delivers to its shareholders;

(ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its consolidated subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of Tenant and its consolidated
Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments); provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (ii) so long as Tenant delivers to Landlord the same quarterly reports, certified by a Responsible
Financial Officer of Tenant (subject to year-end adjustments), that Tenant delivers to its shareholders;

(iii) together with the financial statements furnished in accordance with subparagraph 8.(w)(ii) and 8.(w)(i), a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit E: (i) certifying that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of Tenant set forth in Paragraph 8 of this Lease are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the financial covenants contained in subparagraph 8.(ac);

(iv) promptly after any change in the rating of Tenant's senior, unsecured debt by Standard and Poor's Corporation or Moody's Investor Service, Inc. or in Tenant's Debt to Capital Ratio (as defined in subparagraph 1.(bo)), which will result in a change in the Spread (as defined in subparagraph 1.(bo)), a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit F with computations evidencing Tenant's calculation of the Spread after giving effect to such changes;

(v) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Tenant sends to Tenant's stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which Tenant files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

(vi) as soon as possible and in any event within five (5) Business Days after a Responsible Financial Officer of Tenant becomes aware of the occurrence of each Default or Event of Default with respect to the Affirmative Financial Covenants described in subparagraph 9.(ae) or the Negative Covenants described in subparagraph 9.(af), a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

(vii) upon request by Landlord, a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent has been paid and either stating that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default under this Lease has occurred and is continuing, a brief statement as to the nature thereof; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Leased Property and by any Participant; and

(viii) such other information respecting the condition or operations, financial or otherwise, of Tenant, of any of its Subsidiaries or of the Leased Property as Landlord or any Participant through Landlord may from time to time reasonably request.

Landlord is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 8.(w) to any Participant and to any regulatory body having jurisdiction over Landlord that requires or requests it.

(x) Further Assurances. Tenant shall, on request of Landlord, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord, Landlord's Parent and other Participants to comply with the requirements or requests of any agency or authority having jurisdiction over them.

(y)     Fees and Expenses; General Indemnification; Increased
Costs; and Capital Adequacy Charges.

(i) Except for any costs paid by Landlord with the proceeds of the Initial Funding Advance as part of the Closing Costs, Tenant shall pay (and shall indemnify and hold harmless
Landlord, Landlord's Parent and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses incurred by Landlord or Landlord's Parent or any Person claiming through Landlord through a Permitted Transfer in connection with or because of (A) the ownership of any interest in or operation of the Leased Property, (B) the negotiation or administration of this Lease, the Purchase Agreement, the Pledge
Agreement, the Environmental Indemnity or the Participation
Agreement (excluding the negotiation or administration of the Participation Agreement between Landlord and Landlord's Parent), or (C) 3COM's request for assistance in identifying any new Participant pursuant to Paragraph 18 of the Purchase Agreement, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses may include, without limitation, all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (other than Excluded Taxes), brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property. If Landlord pays or reimburses Landlord' Parent for any such Losses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any other Participant on account of such Losses, it being understood that the other Participant may expect repayment from Landlord when Landlord does collect the required reimbursement from Tenant.

(ii)  Tenant shall also pay (and indemnify and hold harmless
Landlord, Landlord's Parent and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses, including Attorneys' Fees, incurred or expended by Landlord or Landlord's Parent or any Person claiming through Landlord through a Permitted Transfer or in connection with (A) the breach by Tenant of any covenant of Tenant herein or in any other instrument executed in connection herewith or (B)
Landlord's exercise in a lawful manner of any of Landlord's remedies hereunder or under Applicable Law or Landlord's protection of the Leased Property and Landlord's interest therein as permitted hereunder or under Applicable Law.
(However, the indemnity in the preceding sentence shall not be construed to make Tenant liable to both Landlord and any Participant or other party claiming through Landlord for the same damages. For example, so long as Landlord remains entitled to recover any past due Base Rent from Tenant, no Participant shall be entitled to collect a percentage of the same Base Rent from Tenant.) Tenant shall further indemnify and hold harmless
Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or damage to the property of third parties occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever.
THE FOREGOING INDEMNITY FOR INJURY, DEATH OR PROPERTY DAMAGE
SHALL APPLY EVEN WHEN INJURY, DEATH OR PROPERTY DAMAGE IN, ON OR
IN THE VICINITY OF THE LEASED PROPERTY RESULTS IN WHOLE OR IN
PART FROM THE ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF AN
INDEMNIFIED PARTY; provided, such
indemnity shall not apply to Losses suffered by an Indemnified
Party that were proximately caused by (and attributed by any applicable principles of comparative fault to) the Active
Negligence, gross negligence or wilful misconduct of such Indemnified Party.

(iii) If, after the date hereof, due to either (A) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (B) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Landlord's Parent or any other Participant of agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Parent or such other Participant, as the case may be, additional amounts sufficient to compensate Landlord's Parent or the Participant for such increased cost. An increase in costs resulting from any imposition or increase of reserve requirements applicable to Collateral held from time to time by Landlord's Parent or other Participants pursuant to the Pledge Agreement would be an increase covered by the preceding sentence. A certificate as to the amount of any increased cost covered by this subparagraph, submitted to Landlord and Tenant by Landlord's Parent or the other Participant, shall be conclusive and binding for purposes of determining Tenant's obligations hereunder, absent clear and demonstrable error.

(iv) Landlord's Parent or any other Participant may demand additional payments (herein called "Capital Adequacy Charges") if Landlord's Parent or the other Participant determines that any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of Funding Advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property. To the extent that Landlord's Parent or the other Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such advances, Tenant shall pay to Landlord for the account of Landlord's Parent or the other Participant, as the case may be, the amount so demanded.

(v) Any amount to be paid to Landlord, Landlord's Parent or any other Indemnified Party under this subparagraph 8.(y) shall be a demand obligation owing by Tenant. Tenant's indemnities and obligations under this subparagraph 8.(y) shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration.

(z) Liability Insurance. Tenant shall maintain one or more policies of commercial general liability insurance against claims for bodily injury or death and property damage occurring or resulting from any occurrence in or upon the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better, such insurance to afford immediate protection, to the aggregate limit of not less than $10,000,000 combined single limit for bodily injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease (other than the indemnifications set forth in Paragraph 11 concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds Landlord and all Participants of which Tenant has been notified (including Landlord's Parent, ABN
AMRO Bank N.V. and the other financial institutions that are parties to the original Participation Agreement). Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord written confirmation (in form satisfactory to Landlord) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least ten (10) days notice to Landlord. Not less than five (5) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

(aa) Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph 9.(b), Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Leased Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Tenant shall not, without the prior written consent of Landlord, modify or permit any modification of any Permitted Encumbrance in any manner that could impose significant monetary obligations upon Landlord or any subsequent owner of the Leased Property, could significantly and adversely affect the value of the Leased Property, could impose any lien to secure payment or performance obligations against any part of the Leased Property or would otherwise be material and adverse to Landlord.

(bb)    Environmental.

(i)     Environmental Covenants.  Tenant covenants:

a) not to cause or permit the Leased Property to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property;

b)      not to conduct or authorize others to conduct Hazardous
Substance Activities on the Leased
Property, except Permitted Hazardous Substance Use;

c)      to the extent required by Environmental Laws, to remove
Hazardous Substances from the
Leased Property (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery; and

d)      not to discharge or authorize the discharge of anything
(including Permitted Hazardous Substances) from the Leased Property into groundwater or surface water that would require any permit under applicable Environmental Laws, other than storm water runoff.

	If Tenant's failure to cure any breach of the covenants listed above in this subparagraph (i) continues beyond the Environmental Cure Period (as defined below), Landlord may, in addition to any other remedies available to it, after notifying Tenant of the remediation efforts Landlord believes are needed, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, to take whatever action is required by law), and the cost of the removal shall be a demand obligation owing by Tenant to Landlord. Further, subject to the provisions of subparagraph 11.(c) below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. As used in this subparagraph, "Environmental Cure Period" means the period ending on the earlier of: (1) one hundred and eighty days (180) after Tenant is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Tenant pursues with diligence pursuant to and in accordance with an Approved Plan (as defined below), (2) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of the breach which must be cured within such period, (3) the end of the Term. As used in this subparagraph, an "Approved Plan" means a plan of remediation of a violation of Environmental Laws for which Tenant has obtained, within one hundred and eighty days (180) after Tenant is notified of the applicable breach of the covenants listed above in this subparagraph (i), the written approval of the governmental authority with primary jurisdiction over the violation and with respect to which no other governmental authority asserting jurisdiction has claimed such plan is inadequate.

(ii) Environmental Inspections and Reviews. Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct
Landlord's own investigation to confirm whether Hazardous
Substances Activities or the discharge of anything into groundwater or surface water has occurred in violation of the preceding subparagraph (i), but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4)
Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i). Tenant grants to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or any discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under
Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default; (2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase
Agreement or just prior to the expiration of this Lease; (3) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) ordered because
Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i).

(iii) Notice of Environmental Problems. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph 8.(e) inaccurate in any material respect if made at the time of such discovery, (ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on, under or about the Leased Property or (B) any claim for damages resulting from Hazardous Substance Activities, (iii)
Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (iv) any investigation or inquiry affecting the Leased Property by any governmental authority in connection with any Environmental Laws. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto, if any, to bring the Leased Property into compliance with Environmental Laws or to correct any breach by Tenant of the covenants listed above in subparagraph (i), including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request.

(cc)    Affirmative Financial Covenants.

(i)  Quick Ratio. Tenant shall maintain a ratio of (A) Quick
Assets of Tenant and its Subsidiaries (determined on a consolidated basis) to (B) the sum of Current Liabilities of Tenant and its Subsidiaries (determined on a consolidated basis), of not less than 1.00 to 1.00. As used in this subparagraph 8.(ac), "Quick Assets" means the sum (without duplication of any item) of the Collateral held and pledged under the Pledge Agreement, plus unencumbered cash, plus unencumbered short term cash investments, plus other unencumbered marketable securities which are classified as short term investments according to GAAP, plus the fair market value of unencumbered Long-Term Investments, plus unencumbered current net accounts receivable. For purposes of determining
Quick Assets, assets will be deemed to be "unencumbered" if they are actually unencumbered or if they are encumbered only by Liens, from which, at the time of the applicable determination of Quick Assets, Tenant is entitled to a release of such assets upon no more than ninety days' notice, without any payment (other than the payment of ministerial fees and costs), without subjecting other assets to any Lien and without otherwise satisfying any condition that is beyond
Tenant's control. As used herein "Long-Term Investments" means those investments described below (to the extent that they are not classified as short term investments in accordance with GAAP), provided that such investments shall have maturities of not longer than two years, and shall be rated not less than A- by Standard & Poor's
Corporation or less than A by Moody's Investors Service, Inc.:

	(1) Securities issued or fully guaranteed or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;
	(2) Certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are issued by either one of the 50 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world; and
	(3) Notes and municipal bonds. As used in this subparagraph 8.(ac), "Current Liabilities" means, with respect to any Person, all liabilities of such Person treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.

(ii)  Maximum Senior Debt to Capitalization.  Throughout the
Term Tenant shall maintain a ratio of Senior Debt to Capitalization of not more than 0.35 to 1.00. As used in this subparagraph 8.(ac):
	"Senior Debt" means the Debt of Tenant and its Subsidiaries (determined on a consolidated basis), minus the aggregate principal amount of the Subordinated Debt.
	"Capitalization" means the sum of the Debt of Tenant and its Subsidiaries (determined on a consolidated basis), including the aggregate principal amount of the Subordinated Debt, plus Consolidated Tangible Net Worth of Tenant and its Subsidiaries (determined on a consolidated basis).
	"Subordinated Debt" means the unsecured Debt of Tenant in respect of the $110,000,000 aggregate principal amount at maturity of 10 1/14% Convertible Subordinated Notes due 2001 issued pursuant to the Indenture. However, such unsecured Debt shall be included in Subordinated Debt for purposes hereof only to the extent that it remains expressly subordinated to the payment and performance obligations of Tenant in transactions of the type and structure contemplated by this Lease and the Purchase Agreement.
	"Consolidated Tangible Net Worth" means, at any date of determination thereof, the excess of consolidated total assets on such date over consolidated total liabilities on such date; provided, however, that Intangible Assets on such date shall be excluded from any determination of consolidated total assets on such date.
	"Intangible Assets" means, as of the date of any determination thereof, the total amount of all assets of Tenant and its consolidated Subsidiaries that are properly classified as "intangible assets" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance and prepaid taxes and current deferred taxes which are classified on the balance sheet of Tenant and its consolidated Subsidiaries as a current asset in accordance with GAAP and in which classification Tenant's independent public accountants concur.
	"Indenture" means the Indenture dated as of November 1, 1994 by and between Tenant and the First National
Bank of Boston, as trustee.

(iii) Minimum Tangible Net Worth. Tenant shall not permit its Consolidated Tangible Net Worth, on a consolidated basis, at the end of any fiscal quarter to be less than the sum of: (A) eighty percent (80%) of Consolidated Tangible Net Worth as of May 31, 1996; plus (B) fifty percent (50%) of Tenant's net income
(but without deducting any net losses for any period) earned in each fiscal quarter, starting with the quarter ended August 31, 1996, and ending with the quarter which, at such time, is the most recently ended fiscal quarter; less (C) the amount of write-offs resulting from acquisitions after May 31, 1996, such amount not to exceed an aggregate, cumulative amount of $150,000,000.

(iv) Fixed Charge Ratio. Throughout the Term Tenant shall maintain as of the last day of each fiscal quarter of Tenant a ratio of (A) Adjusted EBIT of Tenant and its Subsidiaries
(determined on a consolidated basis) for the twelve (12) month period ending on such date, to (B) Fixed Charges of Tenant and its Subsidiaries (determined on a consolidated basis) for the twelve (12) month period ending on such date, of not less than
2.00 to 1.00. As used in this clause (iv), "Adjusted EBIT" means, for any accounting period, net income (or net loss), plus the amounts (if any) which, in the determination of net income (or net loss) for such period, have been deducted for (a) gross interest expense, (b) income tax expense (c) rent expense under leases of property (excluding rent expense payable under any "Minor Lease", which shall mean a lease under which rent is less than $1,000,000 per annum), (d) depreciation, and
(e) non-recurring charges taken in connection with the acquisition of in-process technologies, in each case determined in accordance with GAAP. As used in this clause (iv), "Fixed
Charges" means, for any accounting period, the sum of (a) gross interest expense, plus (b) amortization of principal or debt discount in respect of all Debt during such period, plus (c) rent payable under all leases of property during such period (excluding rent payable under any Minor
Lease), plus (d) taxes payable during such period.

(dd) Negative Covenants. Without the prior written consent of Landlord in each case, neither Tenant nor any of its Subsidiaries shall:

(i) Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired; provided, however, that the following shall be permitted except to the extent that they would encumber any interest in the Leased Property in violation of other provisions of this Lease or would encumber Collateral covered by the Pledge
Agreement:

a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

b) Liens that secure obligations incurred in the ordinary course of business, that are not past due for more than thirty
(30) days (or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established) and that:

(1) are imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens; or

(2) encumber only equipment or other tangible personal property and any proceeds thereof (including Liens created by equipment leases) and are imposed to secure the payment of the purchase price or other direct costs of acquiring the equipment or other tangible personal property they encumber;

c) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Tenant or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

g) Liens securing obligations of such a Subsidiary to Tenant or to another such Subsidiary;

h) Liens incurred after the date of this Lease given to secure the payment of the purchase price or other direct costs incurred in connection with the acquisition, construction, improvement or rehabilitation of assets, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by Tenant or a Subsidiary of any business entity
(including a Subsidiary) then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (i) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, the Lien shall be created within six (6) months of the later of the acquisition of, or the completion of the construction or improvement in respect of, such assets and shall attach solely to such assets, and (ii) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, at the time such Liens are imposed, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by Tenant or a Subsidiary shall not exceed an amount equal to seventy-five percent (75%) of the lesser of the total purchase price or fair market value, at the time such Debt is incurred, of such assets;

i) existing mortgages and deeds of trust as of the date of this Lease;

j) Liens created by the Lease Agreement dated as of July 14, 1994 between Landlord and Tenant, evidenced by a short form dated July 15, 1994, recorded in Book N520, Page 1474 of the Official Records of Santa Clara County, California, or by the other agreements executed in connection therewith (including the Pledge Agreement and Custodial Agreement referenced therein);

k) Liens created by the Lease Agreement dated as of October 4, 1996 between Landlord and Tenant, evidenced by a short form dated October 4, 1996, recorded in Series Number 13473188 of the Official Records of Santa Clara County, California, or by the other agreements executed in connection therewith (including the Pledge Agreement referenced therein);

l) Liens created by any real property lease, or related documents (including a separate purchase agreement), executed after the date hereof that requires Tenant or its Subsidiaries to purchase or cause another to purchase any interest in the property covered thereby and thus guarantee a minimum residual value of the property to the landlord; provided, that the value of all such leases (other than this lease and the lease referenced in the preceding clause) shall not exceed an aggregate, cumulative amount of $250,100,000 (for purposes of this clause, the "value" of a lease means the amount, determined as of the date the lease became effective, equal to the greater of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with FASB Statement 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as capital leases] or (2) the fair value of the property covered thereby);

m) Liens imposed to secure Debt incurred to finance the acquisition of property which has been leased or sold by Tenant or one of its Subsidiaries to another Person (other than Tenant or a Subsidiary of Tenant) pursuant to a lease or sales agreement providing for payments sufficient to pay such Debt in full, provided such Debt is not a general obligation of Tenant or its Subsidiaries, but rather is payable only from the rentals or other sums payable under the lease or sales agreement or from the property sold or leased thereunder;

n) Liens not otherwise permitted by this subsection 8.(ad)(i) (and not encumbering the Leased Property or any Collateral) which secure the payment of Debt, provided that (i) at no time does the sum of the aggregate amount of all outstanding Debt secured by such Liens exceed $50,000,000, and (i) such Liens do not constitute Liens against Tenant's interest in any material Subsidiary or blanket Liens against all or substantially all of the inventory, receivables, general intangibles or equipment of Tenant or of any material Subsidiary of Tenant (for purposes of this clause, a "material Subsidiary" means any subsidiary whose assets represent a substantial part of the total assets of Tenant and its Subsidiaries, determined on a consolidated basis in accordance with GAAP); and

o) Liens incurred in connection with any renewals, extensions or refundings of any Debt secured by Liens described in the other clauses of this subsection 8.(ad)(i), provided that there is no increase in the aggregate principal amount of Debt secured thereby from that which was outstanding as of the date of such renewal, extension or refunding and no additional property is encumbered.
(ii) Transactions with Affiliates. Enter into any transactions that individually or in the aggregate are material to Tenant
(including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliates, except upon fair and reasonable terms no less favorable to Tenant than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.
(iii)  Mergers; Sales of Assets.

a) Except to the extent permitted by the last sentence of this subparagraph 8.(ad), liquidate or dissolve, or merge, consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), to any Person, or enter into any joint venture, partnership or other combination which involves the investment, sale, lease, loan, or other disposition of the business or all of the assets of Tenant and its Subsidiaries or so much thereof as, in the reasonable opinion of Landlord, constitutes a substantial portion of such business or assets.

b)      Except to the extent permitted
by the last sentence of this subparagraph 8.(ad), acquire the assets or business of any Person, other than in the ordinary course of Tenant's business as presently conducted.

(iv) Sale of Receivables. Sell for less than the full face value of, or otherwise sell for consideration other than cash, any of its notes or accounts receivable. However, this subparagraph (iv) shall not prohibit: a) a sale of receivables for cash at a discount which is less than fifteen percent (15%) of the face value of all receivables then outstanding on the books of Tenant and its consolidated Subsidiaries, if such sale and all other discounted sales of receivables permitted by this clause a) during the same fiscal year of Tenant do not affect more than fifteen percent (15%) of the individual accounts (excluding intercompany accounts) comprising the receivables of Tenant and its Subsidiaries; b) any license or sale of products or services in the ordinary course of business where payment for such transactions is made by credit card, provided that the fees and discounts incurred by the Tenant or the Subsidiary in connection therewith shall not exceed the normal and customary fees and discounts incurred for general credit card transactions through major credit card issuers; or

c) the delivery and endorsement to banks in the ordinary course of business by Tenant or any of its Subsidiaries of promissory notes received in payment of trade receivables, where delivery and endorsement are made prior to the date of maturity of such promissory notes, and the retention by such banks of normal and customary fees and discounts therefor, provided such practice is usual and customary in the country where such activity occurs.

(v) Change of Business. Permit any significant change in the nature of the business of Tenant and its Subsidiaries, taken as whole, from that presently conducted.

Notwithstanding any contrary provisions of subparagraph 8.(ad)(iii), Tenant may engage in any of the following transactions, provided that immediately prior to and immediately after giving effect thereto, no Default or Event of Default exists or would exist:
(i) merge with another entity if Tenant is the corporation surviving the merger;
(ii) enter into joint ventures;
(iii) acquire the assets or business of another
Person; or
(iv)    liquidate or dissolve Subsidiaries to
the extent that such liquidations and dissolutions would not, in the aggregate, result in a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

(ee)    ERISA.

(i) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and as of the date hereof no event or condition is occurring or exists which would require a notice from Tenant under clause 8.(ae)(ii).

(ii) Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up it): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interest of Landlord or Tenant in the Leased Property or the Collateral covered by the Pledge Agreement, or (B) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant to terminate any Plan of Tenant or any ERISA Affiliate of Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

10.     Representations, Warranties and Covenants of Landlord.
Landlord represents, warrants and covenants as follows:

(a) Title Claims By, Through or Under Landlord. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant. Landlord further agrees that if any encumbrance or title defect affecting the Leased Property is lawfully claimed through or under Landlord, including any judgment lien lawfully filed against Landlord, Landlord will at its own cost and expense remove any such encumbrance and cure any such defect; provided, however, Landlord shall not be responsible for (i) any Permitted Encumbrances (regardless of whether claimed through or under Landlord) or any other encumbrances not lawfully claimed through or under Landlord,
(ii) any encumbrances or title defects claimed by, through or under Tenant, ABN AMRO Bank N.V. or any other Participant (other than Landlord's Parent) which Tenant shall have approved, or (iii) any encumbrance or title defect arising because of Landlord's compliance with subparagraph 9.(b) or any request made by Tenant.

(b)     Actions Required of the Title Holder.  So long as no
Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required of Landlord by Applicable Laws or reasonably requested by Tenant
(including granting any utility easements required in connection with construction of Improvements); provided that (i) actions
Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be specific and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Agreement, the Pledge Agreement or Environmental Indemnity or otherwise be reasonably objectionable to Landlord.
	So long as no Event of Default shall have occurred and be continuing, Tenant shall have the option from time to time during the Term to purchase one or more undeveloped portions of the Real Property, consisting of one or more tracts or lots of the Land which can be sold under Applicable Laws separate and apart from the rest of the Land (each, a "Parcel"), for an amount equal to the Release Price (as defined below) with respect thereto. Tenant may exercise such option by delivering to Landlord not less than ninety (90) days prior written notice, which written notice shall describe the Parcel or Parcels to be purchased, the date such Parcels are to be conveyed by Landlord and an estimate by Tenant of the Release Price to be paid by Tenant.
In each case Landlord's obligation to convey such Parcels to Tenant shall be subject to Tenant's satisfaction of each of the following conditions:

a) Landlord and Tenant shall have agreed upon, entered into and recorded such reciprocal easements relating to the Land and the Parcel to be so sold as they shall deem necessary or reasonably required to preserve usefulness of the Parcels and the remaining Land after the conveyance;

b) Tenant shall have paid to Landlord the Release Price for such Parcels; and

c) Tenant shall have reimbursed Landlord for, and Landlord shall have received, any new appraisal that Landlord believes it should obtain in connection with the sale to satisfy regulatory requirements applicable to Landlord, Landlord's Parent or the Participants.

d) In addition to the Release Price, Tenant shall have paid all costs and expenses necessary to consummate the sale, including all legal fees of Landlord.
Upon Tenant's satisfaction of each of the foregoing conditions, Landlord shall convey such Parcel or Parcels to Tenant pursuant to a quitclaim transfer of all of Landlord's right, title and interest therein on as "as is, where is, with all faults" basis free and clear of encumbrances which are claimed by Landlord or lawfully claimed through or under Landlord and which are not claimed by, through or under Tenant, but otherwise without recourse, representation or warranty of any kind.
	As used in this subparagraph 9.(b), the "Release
Price" with respect to any Parcel or Parcels means the higher of
(1) $49,500,000 times a fraction, the numerator of which is the square footage of such Parcel or Parcels, and the denominator of which is the total square footage of all Land described in Exhibit A, and (2) the sales price that Landlord must receive for the Parcel or Parcels if, following the Landlord's sale of thereof and application of the net sales proceeds paid to Landlord as a Qualified Payment, the remaining Leased Property is to have a Remaining Value (as defined below) of no less than sixty percent (60%) of Stipulated Loss Value.
	As used in this subparagraph 9.(b), "Remaining
Value" means the market value of the Leased Property that Landlord will retain, taking into account any loss of visibility, accessibility or development potential that may result from Landlord's compliance with this subparagraph.
Remaining Value will be determined in accordance with the following procedure, unless Landlord and Tenant otherwise agree in a particular case:

	(A) Landlord and Tenant shall each, within ten (10) days after written notice from either to the other, select an appraiser. If either Landlord or Tenant fails to select an appraiser within the required period, then the appraiser who has been timely selected shall conclusively determine the Remaining Value in accordance with this clause subparagraph within forty-five (45) days after his or her selection.



	(B) Upon the selection of the two appraisers as provided above, such appraisers shall proceed to determine the Remaining Value of the Leased Property that Landlord will retain after any sale required by this subparagraph. Such appraisals shall be submitted in writing no later than forty-five (45) days after selection of the second appraiser. If the Remaining Value as determined by such appraisers is identical, such sum they determine shall be the Remaining Value. In the event the lower appraisal is not lower than five percent (5%) below the higher appraisal, then Remaining Value shall be the sum of the two appraisal figures divided by two (2). If either appraiser fails to timely submit his or her appraisal, the timely submitted appraisal shall be determinative of Remaining Value.

	(C) In the event the lower appraisal is lower than five percent (5%) below the higher appraisal figure, then the two appraisers previously selected shall select a third appraiser. The name of such appraiser shall be submitted at the same time the written appraisals are due. Such third appraiser shall then review the previously submitted appraisals and select the one that, in his professional opinion, more closely reflects the market value of the Leased Property that Landlord will retain, such selection to be submitted in writing no later than ten (10) days after selection of the third appraiser. Such selection shall be determinative of Remaining Value.

	(D)     In making any such determination of Remaining
Value, the appraisers shall assume that
any improvements then located on the Leased Property (or applicable portion thereof) or under construction constitute the highest and best use, that Tenant will promptly complete all construction which this Lease obligates Tenant to complete and that neither this Lease nor the Purchase Agreement add any value to the Leased Property. Each appraiser selected hereunder shall be an independent MAI-designated appraiser with not less than ten (10) years' experience in commercial real estate appraisal in Santa Clara County, California and surrounding areas.
	Any Losses (including appraisal fees) incurred by Landlord because of any action taken pursuant to this subparagraph 9.(b) shall be covered by the indemnification set forth in subparagraph 8.(y). Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Existing Contract or the closing of any sale of a Parcel by Landlord pursuant to the foregoing provisions.

(c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

(d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

(e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is or, if necessary, will become duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

(f) Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement and the Pledge Agreement by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease, the Purchase Agreement and the Pledge
Agreement are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

(g) Existence. Landlord will continuously maintain its existence and, after qualifying to do business in the State of California if Landlord has not already done so, Landlord will continuously maintain its right to do business in that state to the extent necessary for the performance of Landlord's obligations hereunder.

(h) Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder), and
Landlord is not subject to withholding under California Revenue and Taxation Code Sections 18805, 18815, and 26131.

11.     Assignment and Subletting.

(a) Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that, so long as no Event of Default has occurred and is continuing, Tenant shall be entitled without the consent of Landlord to sublet all or any portion of the space in any then completed Improvements if:
	(i)     any sublease by Tenant is made
expressly subject and subordinate to the terms hereof;
	(ii)    no sublease has a term longer
than the remainder of the then effective term of this Lease;
	(iii)   the use permitted by such
sublease is expressly limited to general office use or other uses approved in advance by Landlord as uses that will not present extraordinary risks of uninsured environmental or other liability; and
	(iv)    no more than forty-five percent
of the space in any completed Improvements shall be subleased without Landlord's prior consent to any Person that is neither
(A) an Affiliate of Tenant nor (B) the operator of a business in the subleased space that is related to the operation of Tenant's own business (such as another venturer in a joint venture with Tenant).

(b) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by this Paragraph 10 will not be unreasonably withheld, but Tenant acknowledges that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that (1) giving the approval may increase Landlord's risk of liability for any existing or future environmental problem,
(2) giving the approval is likely to substantially increase Landlord's administrative burden of complying with or monitoring Tenant's compliance with the requirements of this Lease, or (3) any transaction for which Tenant has requested the consent or approval would negate Tenant's representations in this Lease regarding ERISA or cause this Lease or the other documents referenced herein to constitute a violation of any provision of ERISA.

(c) Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

(d) Landlord's Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease by any conveyance that constitutes a Permitted Transfer. (However, any Permitted Transfer shall be subject to all of the provisions of each and every agreement concerning the Leased Property then existing between Landlord and Tenant, including without limitation this Lease and the Purchase Agreement.) If Landlord sells or otherwise transfers the Leased Property and assigns its rights under this Lease, the Purchase Agreement and the Pledge Agreement pursuant to a Permitted Transfer, then to the extent Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease, the Purchase Agreement and the Pledge Agreement on and subject to the express terms and conditions set out herein and therein, the original Landlord shall thereby be released from any obligations thereafter arising under this Lease, the Purchase Agreement and the Pledge Agreement, and Tenant will look solely to each successor in interest of Landlord for performance of such obligations. However, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to Landlord hereunder because of Landlord's assignment of this Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Tenant shall not be required to compensate such assignee for the withholding tax. Further, during the Term and so long as no Event of Default has occurred and is continuing, Landlord shall not decrease the percentage of Base Rent it (and/or its Affiliates) is entitled to receive and retain under the Participation Agreement below ten percent (10%) without Tenant's consent, which consent will not be unreasonably withheld.

12.     Environmental Indemnification.

(a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph 11.(c) below.

(b)     Assumption of Defense.
(i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 11 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense;
and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorney's Fees incurred by the Indemnified Party because of the selection of such separate counsel.
(ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 11 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified
Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that if any such failure by Tenant continues for thirty (30) days or more after Tenant is notified thereof, no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 11 so long as, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

(c) Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental
Losses that such Indemnified Party believes are covered by this Paragraph 11, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 11; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 11.(a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord (or any Affiliate of Landlord) to pay the excess.

(d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 11 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

(e) Survival of the Indemnity. Tenant's obligations under this Paragraph 11 shall survive the termination or expiration of this Lease. All obligations of Tenant under this Paragraph 11 shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

13.     Landlord's Right of Access.

(a) Landlord and Landlord's representatives may enter the Leased Property, after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security: (i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

(b) If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or Affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment.
Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by the Active Negligence, gross negligence or wilful misconduct of Landlord or its officers, employees, or agents in connection therewith), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

14.     Events of Default.

(a) Definition of Event of Default. Each of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease:
(i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Tenant is notified thereof.
(ii) Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph 13.(a)), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph 13.(a)), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence.
(iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Agreement or the Pledge Agreement and, if the Purchase Agreement or Pledge Agreement expressly provides a time within which Tenant may cure such failure, Tenant shall not cure the failure within such time.
(iv)  Tenant shall abandon the Leased Property.
(v) Tenant shall fail to make any payment or payments of principal, premium or interest, on any Debt of Tenant described in the next sentence when due (taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such Debt). As used in this clause 13.(a)(v), "Debt" shall mean only a Debt of Tenant now existing or arising in the future, (A) payable to Landlord or any Participant or any Affiliate of Landlord or any Participant, the outstanding balance of which has become due by reason of acceleration or maturity, or (B) payable to any Person, with respect to which $5,000,000 or more is actually due and payable because of acceleration or otherwise.
(vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).
(vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.
(viii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.
(ix) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $3,000,000 shall be rendered against Tenant or any of its Subsidiaries and within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.
(x) Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.
(xi) A Change of Control Event not approved in advance by Landlord shall occur.
(xii) The subordination provisions of the Indenture (as defined in subparagraph 8.(ac)(ii) of this Lease) or any other agreement or instrument governing the Subordinated Debt (as defined in subparagraph 8.(ac)(ii) of this Lease) shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect; or the Tenant or any of its Subsidiaries shall contest in any manner the validity or enforceability of such subordination provisions or shall deny that it has any further liability or obligation thereunder; or the obligations of Tenant hereunder or under the Purchase Agreement shall be for any reason subordinated to such Subordinated Debt or shall not have the priority over such Subordinated Debt as contemplated by this Lease or by the Indenture or by such subordination provisions.
Notwithstanding the foregoing, any Default that could become an Event of Default under clause 13.(a)(ii) may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Sale Date the next following date which is a Base Rent Date and which is at least ten (10) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Sale Date tender to Landlord the full purchase price required by the Purchase Agreement and all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any costs incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in subparagraph 8.(y) and the environmental indemnity set forth in Paragraph 11 shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

(b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph 13.(a), at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph 13.(b):
(i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.
(ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.
(iii) Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from Tenant:

a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;
and

d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Agreement.
	The "worth at the time of award" of the amounts referred to in subparagraph 13.(b)(iii)a) and subparagraph 13.(b)(iii)b) shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "worth at the time of award" of the amount referred to in subparagraph 13.(b)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.
(iv) The Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph 13.(b)(i) hereof. The following shall not constitute a termination of Tenant's right to possession:

a) Acts of maintenance or preservation or efforts to relet the Leased Property;

b) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease; or

c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

(c) Enforceability. This Paragraph shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

(d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable Law or in equity.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity.

(e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

(f) No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation by Tenant of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

15. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

16. Quiet Enjoyment. Provided no Event of Default has occurred and is continuing, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not lawfully made through or under Landlord, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 5 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

17. Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant, with all fixtures and furnishings included in the Leased Property, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous
Substances) and tenancies and, to the extent required by Landlord, with all Improvements in the same condition as of the date hereof, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

18. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased
Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) the unpaid Purchase Price on the day in question, times (ii) the Holdover Rate (as defined below) for such day, divided by (iii) 360; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant; provided, however, following any breach by Landlord of its obligations to tender a deed and other documents on the Designated Sale Date as provided in the Purchase Agreement, Tenant may at its option continue its possession and use of the Leased Property pursuant to this Lease, as if the Term had been extended, for a period not to exceed 180 days after the Designated Sale Date or such longer time as may be proscribed by Applicable Law.
	As used herein, the "Holdover Rate" means:
		(1) for any day prior to the date on which Landlord tenders a deed and other documents as required by the Purchase Agreement (or is excused from its obligation to tender by Tenant's breach or anticipatory repudiation of the Purchase Agreement), a rate equal to the Fed Funds Rate on that day plus one hundred basis points;
		(2) for any day on which or within ninety days after Landlord tenders a deed and other documents as required by the Purchase Agreement (or is excused from its obligation to tender by Tenant's breach or anticipatory repudiation of the Purchase Agreement), the per annum Prime Rate in effect for such day; and
		(3) for any day after the ninety days described in the preceding clause, a rate which is three percent (3%) above the per annum Prime Rate.

19.     Miscellaneous.

(a) Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:
(i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:
Federal Reserve Bank of San Francisco

Account: Banque Nationale de Paris
ABA #: 121027234
Reference: 3COM (North First Street Property) or at such other place and in such other manner as Landlord may designate in a notice to Tenant
(provided Landlord will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments and other obligations of Tenant under this Lease.
(ii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below, or in the case of communications to Participants, at the addresses for notice established by the Participation Agreement) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

Address of Landlord:
BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201
Attention: Lloyd Cox
Telecopy: (214) 969-0060
With a copy to:

Banque Nationale de Paris, San
Francisco 180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will
La Herran Telecopy: (415) 296-
8954

And with a copy to:
Clint Shouse
Thompson & Knight, P.C.
1700 Pacific Avenue
Suite 3300
Dallas, Texas 75201
Telecopy: (214) 969-1550
Address of Tenant:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Legal Dept.
Telecopy: (408) 764-6434

With copies to:
3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Real Estate Dept.
Telecopy: (408) 764-5718; and
3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Treasury Dept.
Telecopy: (408) 764-8403; and
Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, California  94301
Attn: Jonathan E. Rattner, Esq.
Telecopy: (415) 328-3029

(b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

(c) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

(d)     NO IMPLIED REPRESENTATIONS BY LANDLORD.  LANDLORD AND
LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO
RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY
IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE
PROVISIONS OF THIS LEASE, THE PURCHASE AGREEMENT AND THE PLEDGE
AGREEMENT.

(e) Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased
Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

(f) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

(g) Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this paragraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph 13.(a).

(h) Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Agreement) are hereby superseded. Tenant quitclaims unto Landlord any rights or interests Tenant has in or to the Land, the improvements to the Land and to any other property included in the Leased Property other than the rights and interests created by this Lease and the Purchase Agreement.

(i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

(j)     Waiver of a Jury Trial.  LANDLORD AND TENANT EACH HEREBY
WAIVES ITS RESPECTIVE
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED
UPON OR ARISING
OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM
RELATING TO
THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY
SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY.
In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

(k)     Not a Partnership, Etc.   NOTHING IN THIS LEASE IS
INTENDED TO BE OR TO CREATE ANY
PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN
LANDLORD AND TENANT.  NEITHER THE EXECUTION OF THIS LEASE NOR THE
ADMINISTRATION OF THIS LEASE OR OTHER DOCUMENTS REFERENCED
HEREIN BY LANDLORD, NOR ANY OTHER
RIGHT, DUTY OR OBLIGATION OF LANDLORD UNDER OR PURSUANT TO THIS
LEASE OR SUCH
DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY
OBLIGATIONS OF
LANDLORD TO TENANT.

(l) Tax Reporting. Landlord and Tenant shall report this Lease and the Purchase Agreement for federal income tax purposes as a conditional sale unless prohibited from doing so by the Internal Revenue Service. Similarly, Tenant shall report all interest earned on Escrowed Proceeds or the Collateral as Tenant's income for federal and state income tax purposes. If the Internal Revenue Service shall challenge Landlord's characterization of this Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, Landlord shall notify Tenant in writing of such challenge and consider in good faith any reasonable suggestions by Tenant about an appropriate response. In any event, Tenant shall indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase
Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

(m) IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date above set forth.
	"Landlord"
	BNP LEASING CORPORATION
	By: /s/ Lloyd G. Cox
	--------------------
		Lloyd G. Cox, Vice President
	"Tenant"
	3COM CORPORATION
	By: /s/ Christopher B. Paisley
	------------------------------
		Christopher B. Paisley, Chief Financial Officer
	Exhibit A
	Legal Description
REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:
PARCEL ONE:
All of Parcel 1, as shown upon that certain Map entitled, "Amended Parcel Map," which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on December 22, 1983 in Book 523 of Maps, at pages 7, 8 and 9.
EXCEPTING THEREFROM:
All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel 1, as shown on the Amended Parcel Map recorded in Book
523 of Maps at page 9, Santa
Clara County Records, being more particularly described as
follows:
Beginning at the most Westerly corner of said Parcel 1, being on the Northeasterly line of North First Street; Thence N. 71 56' 56" E., 341.59 feet along the Northerly line of said Parcel 1; Thence S. 37 32' 48" W., 281.82 feet to said Northeasterly line of North First Street;
Thence along said Northeasterly line N. 52 27' 37" W., 193.00 feet to the true point of beginning.
ALSO EXCEPTING THEREFROM:
That portion described in the Grant Deed to the City of San
Jose, a municipal corporation recorded August 20, 1987 in Book K267, page 156 Official Records, and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps, at page 9, Santa
Clara County Records, being also a portion of Parcel 2 as described in the deed recorded October 21, 1985 in

Book J492 of Official Records at page 1703, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Southerly corner of the parcel of land described in the deed recorded October 21, 1985 at Series Number 8564627, Book J492 of Official Records at page 1698, Santa Clara County Records;
thence along the Southeasterly line of said parcel described in said deed recorded October 21, 1985, N. 37 32' 48" E., 281.82 feet to the Northwesterly line of said Parcel 2;
thence along said Northwesterly line the following three courses: N. 37 32' 48" E., 20.53 feet;
thence along a curve to the right having a radius of 300.00 feet through a central angle of 7 12' 34" for an arc length of 37.75 feet;
thence N. 44 45' 22" E., 261.02 feet to the Northeasterly line of said Parcel 2;
thence along said Northeasterly S 45 14' 38" E., 27.00 feet to a line that is parallel with and 27.00 Southeasterly of said Northwesterly line;
thence along said parallel line S. 44 45' 22" W., 261.02 feet; thence along a curve to the left having a radius of 273.00 feet through a central angle of 7 12' 34" for an arc length of 34.35 feet;
thence S. 37  32' 48" W., 252.35 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet to the Northeasterly line of North First Street; thence along said Northeasterly line N. 52 27' 12" W., 77.00 feet to the point of beginning.
PARCEL TWO:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of that parcel of land described in the Deed recorded May 3, 1979 in Book E464 of Official Records at page 51, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps at page 9, Santa Clara County Records, said corner being on the Northeasterly line of North First Street;
thence along the Northerly line of said Parcel 1, N. 71 56' 56" E, 341.59 feet to the true point of beginning; thence continuing along said Northerly line N. 71 56' 56" E., 358.60 feet;
thence N. 45  14' 38" W., 168.87 feet;
thence S. 44  45' 22" W., 261.02 feet;
thence along a curve to the left having a radius of 300.00 feet through a central angle of 7 12' 34" for an arc length of 37.75 feet;
thence S. 37 32' 48" W., 20.53 feet to the true point of beginning.
EXCEPTING THEREFROM:
That portion described in the Grant Deed to the City of San Jose, a municipal corporation recorded August 20, 1987 in Book K267, page 156 Official Records, and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps, at page 9, Santa
Clara County Records, being also a portion of Parcel 2 as described in the deed recorded October 21, 1985 in Book J492 of Official Records at page 1703, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Southerly corner of the parcel of land described in the deed recorded October 21, 1985 at Series Number 8564627, Book J492 of Official Records at page 1698, Santa Clara County Records;
thence along the Southeasterly line of said parcel described in said deed recorded October 21, 1985, N. 37 32' 48" E., 281.82 feet to the Northwesterly line of said Parcel 2;
thence along said Northwesterly line the following three courses; N. 37 32' 48" E., 20.53 feet;
thence along a curve to the right having a radius of 300.00 feet through a central angle of 7 12' 34" for an arc length of 37.75 feet;
thence N. 44 45' 22" E., 261.02 feet to the Northeasterly line of said Parcel 2;
thence along said Northeasterly S 45 14' 38" E., 27.00 feet to a line that is parallel with and 27.00 Southeasterly of said Northwesterly line;
thence along said parallel line S. 44 45' 22" W., 261.02 feet; thence along a curve to the left having a radius of 273.00 feet through a central angle of 7 12' 34" for an arc length of 34.35 feet;
thence S. 37  32' 48" W., 252.35 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet to the Northeasterly line of North First Street; thence along said Northeasterly line N. 52 27' 12" W., 77.00 feet to the point of beginning.
PARCEL THREE:
Beginning at a 4" x 4" stake marked A.D.C.M.1, standing on the Southerly line of the Alviso and Milpitas
Road, from which stake a stone Monument standing at the point of intersection of the South line of the Alviso and Milpitas Road with the center line of the San Jose and Alviso Road bears West
28.14 chains; running thence along the South line of the Alviso and Milpitas Road East 38.88 chains to a 4"x4" stake marked C.M.N.M.1; thence S. 7 20' E., 7.835 chains to a 4"x4" stake marked C.M.N.M.2 standing on the Southerly line of the lands formerly belonging to the Estate of John W. Meads; thence along said Southerly line S. 88 55' W., 36.74 chains to a 4"x4" stake marked M.4; thence S. 59 57' E., 1.322 chains to a 4" stake marked M.3;
thence S. 71 48' W., 3.35 chains to a 4"x4" stake marked A D.C.M. 3; thence N. 1 28' W. 5.02 chains to a 4"x4" stake marked A D.C.M.2; thence N. 10 18' W., 5.474 chains to the place of beginning, and being
Lot 2 as shown on the map accompanying the report of the sole commissioner in the partition of the Estate of John W. Meads, deceased.
EXCEPTING THEREFROM
A portion of that parcel of land described in the Deed recorded September 21, 1966 as Instrument No. 3120626 in Book 7512, page 79, Official Records of Santa Clara County, said portion being more particularly described as follows:

Commencing at the Northeasterly corner of that parcel of land described in the Deed to the State of California, recorded November 15, 1957 in Volume 3937, page 635, Official Records of Santa Clara County; thence along the Northerly line of said parcel (7512 OR 79) S. 89 01' 21" E., 2959.87 feet and N. 74 49' 08" E.,
1314.86 feet to the Easterly line of last said parcel; thence along last said line S. 6 22' 52" E., 76.47 feet; thence S. 80 54' 25" W., 72.96 feet to a line parallel with, and distant
67.83 feet Southerly, at right angles, from the course described above as "N. 74 49' 08" E., 1314.86 feet"; thence along said parallel line S. 74 49' 08" W., 1034.16 feet; thence along a tangent curve to the right with a radius of 1395.00 feet through an angle of 16 09' 31", an arc length of 393.42 feet to a line parallel with and distant 65.59 feet Southerly, at right angles, from the course described above as "S. 89 01' 21" E., 2959.87 feet"; thence along last said parallel line N. 89 01' 21" W., 2767.11 feet to the Easterly line of said State of California Parcel; thence along last said line N. 9 29' 21" W., 66.70 feet to the point of commencement, as granted to the State of California by Deed recorded February 17, 1970, Series No. 3764080, Book 8830, page 352 and Series
No. 3764081, Book 8830, page 355, Official Records, Santa Clara
County.
ALSO EXCEPTING THEREFROM:

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of the parcel of land described in the Deed recorded July 26, 1984 in Book I749 of Official Records, page 539, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps, at page 9, Santa Clara County Records, said corner being on the Northeasterly line of North First
Street; thence along the Northerly line of said Parcel 1, N. 71 56' 56" E., 787.15 feet to the Westerly line of said Parcel described in the said Deed recorded July 26, 1984; thence along said Westerly line N. 1 19' 04" W., 327.06 feet to the true point of beginning; thence continuing along said Westerly line
N. 1  19' 04" W., 4.26 feet; thence N. 10  16' 10" W., 261.37 feet; thence leaving said Westerly line S. 89  50' 02" E.,
218.46 feet; thence S. 0  09' 58" W., 88.17 feet; thence
Southwesterly along a non-tangent curve to the left having a radius of 325.00 feet whose radius point bears S. 43 03' 16" E., through a central angle of 2 11' 22" for an arc length of
12.42 feet; thence S. 44 45' 22" W., 230.93 feet to the true point of beginning.
ALSO EXCEPTING THEREFROM:
That portion described in the Grant Deed to The City of San Jose, a municipal corporation, recorded
August 20, 1987 in Book K267, page 162 Official Records, and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of the parcel of land described in the Deed recorded July 26, 1984 in Book I749 of Official Records, at page 539, Santa Clara County Records, being also a portion of the Parcel 4 as described in the Deed recorded October 21, 1985 in Book J492 of Official Records at page 1713, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of said Parcel 4;
thence along the Northwesterly line of said Parcel 4, N. 44 45' 22" E., 278.16 feet to the Westerly line of said parcel described in said Deed recorded July 26, 1984;
thence along said Westerly line N. 1 19' 04" W., 37.49 feet to the Southeasterly line of Parcel 3 as described in the deed recorded October 21, 1985 in Book J492 of Official Records, at page 1708, Santa Clara County
Records;
thence along said Southeasterly line N. 44 45' 22" E., 230.93 feet;
thence Northeasterly along a curve to the right having a radius at 325.00 feet through a central angle of 45 24' 36" for an arc length of 257.58 feet;
thence S. 89  50' 02" E., 2099.12 feet;
thence along a curve to the left, having a radius of 2000.00 feet, through a central angle of 6 03' 43" for an arc length of
211.60 feet;
thence N. 84  06' 15" E., 709.89 feet;
thence along a curve to the right having a radius of 350.00 feet through a central angle of 31 13' 08" for an arc length of
190.71 feet;
thence S. 64  40' 37" E., 358.91 feet;
thence along a curve to the right having a radius of 226.00 feet through a central angle of 42 17' 12" for an arc length of
166.80 feet to a point of reverse curvature;
thence along a curve to the left having a radius 173.00 feet through a central angle of 55 40' 26" for an arc length of
168.10 feet to a point of compound curvature;
thence along a curve, to the left having a radius of 43.00 feet through a central angle of 106 08' 43" for an arc length of
79.66 feet to a point of reverse curvature;
thence along a curve to the right having a radius of 1065.00 feet through a central angle of 2 47' 46" for an arc length of
51.97 feet;
thence N. 1  24' 49" W, 358.65 feet;
thence along a curve to the left having a radius of 931.00 feet through a central angle of 1 55' 58" for an arc length of 31.40 feet to a point on the Westerly line of Zanker Road;
thence along said Westerly line S 7 05' 54" E., 546.38 feet to the Southerly line of said parcel described in said deed recorded July 26, 1984;
thence along said Southerly line S. 88 44' 54" W., 72.55 feet; thence Northwesterly along a non-tangent curve to the right having a radius of 226.00 feet whose radius point bears N. 0
26' 07" E., through a central angle of 67 10' 28" for an arc length of 264.97 feet to a point of reverse curvature;
thence along a curve to the left having a radius of 173.00 feet through a central angle of 42 17' 12" for an arc length of
127.68 feet;
thence N. 64  40' 37" W., 358.91 feet;
thence along a curve to the left having a radius of 297.00 feet through a central angle of 31 13' 08" for an arc length of
161.83 feet;
thence S. 84  06' 15" W., 709.89 feet;
thence along a curve to the right having a radius of 2053.00 feet through a central angle of 6 03' 43" for an arc length of
217.71 feet;
thence N. 89  50' 02" W., 1574.68 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence S. 0  09' 58" W., 247.88 feet;
thence along curve to the right having a radius of 177.00 feet through a central angle of 37 22' 50" for an arc length of
115.48 feet to said Southerly line, being also the Northwesterly corner of Parcel 1 shown on the Parcel Map recorded in Book 531 of Maps at page 42 Santa Clara County Records;
thence along said Southerly line S. 88 44' 54" W., 69.29 feet; thence leaving said line N. 37 32' 48" E., 43.41 feet;
thence along a curve to the left having a radius of 123.00 feet through a central angle of 37 22' 50" for an arc length of
80.25 feet;
thence N. 0  09' 58" E., 247.88 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence N. 89  50' 02" W., 365.69 feet;
thence along a curve to the left having a radius of 280.00 feet through a central angle of 45 24' 36" for an arc length of
221.92 feet;
thence S. 44 45' 22" W., 532.74 feet to the Southwesterly line of said Parcel 4;
thence along said Southwesterly N. 45 14' 38" W., 27.00 feet to the point of beginning.
ALSO EXCEPTING THEREFROM:
That portion thereof as shown in that Final Order of Condemnation recorded March 30, 1994 in Book N373, page 560, Official Records and all that portion lying thereof and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, described as follows:
Beginning at the Northwest corner of Parcel 3 as described in the Deed from Highway 237 Associates, a California general partnership, to John Arrillaga, et al, recorded October 21, 1985 in Book J492 of Official Records, at page 1708, Santa Clara County Records; thence from said point of beginning, along the Northerly prolongation of the Westerly line of said Parcel 3 N. 9 29' 16" W., 11.25 feet; thence leaving said Northerly prolongation N. 88 43' 01" E., 202.59 feet; thence N. 89 49' 56" E. 330.95 feet; thence N. 0 58' 44" E.,
6.61 feet to a point in the Southerly line of that certain 6.465 acre parcel described in the Deed from Edward S.J. Cali, et al, to the State of California; recorded February 17, 1970 in Book 8830 of Official Records at page 352 Santa Clara County Records; thence along said Southerly line S 89 01' 16" E., 1954.77 feet; thence leaving said Southerly line S. 86 14' 18" E., 317.01 feet to a point in the general Northerly line of the 6.474 acre parcel described in the Deed from Metropolitan Life Insurance Company, a New York corporation to the City of San Jose, a municipal corporation of the State of California recorded August 20, 1987 in Book K267 of Official Records at page 162 Santa Clara County Records; thence along said general Northerly line the following courses: S 84 55' 33"
W. 51.74 feet; from a tangent bearing of S. 84 54' 26" W. along a curve to the right with a radius of 1999.89 feet, through a central angle of 6 03' 42" for an arc length of 211.58 feet; N. 89 01' 32" W. 2099.03 feet; and from a tangent bearing of N. 89 01' 57" W., along a curve to the left with a radius of 324.98 feet, through a central angle of 43 13' 13" for an arc length of 245.14 feet to the Southeasterly corner of said Parcel 3; thence along the Easterly line of said Parcel 3 N. 0 58' 29" E., 88.17 feet to the Northeast corner of said Parcel 3; thence along the Northerly line of said Parcel 3 N. 89 01' 31" W., 218.48 feet to the point of beginning.
ALSO EXCEPTING THEREFROM:
Beginning at the Southwest corner of that certain 6.465 acre parcel of land described in the Deed from Edward S.J. Cali, et al to the State of California recorded February 17, 1970 in Book 8830 of Official Records at page 352, Santa Clara County Records; thence from said point of beginning, along the Southerly line of said 6.465 acre parcel S. 89 01' 16" E. 537.24 feet; thence leaving said Southerly line, at right angles, S 0 58' 44" W. 6.61 feet; thence S. 89 49' 56" W. 330.95 feet; thence S. 88 43' 01" W. 202.59 feet to a point in the Southerly prolongation of the Westerly line of said
6.465 acre parcel; thence along said Southerly prolongation N. 9 29' 16" W., 21.59 feet to the point of beginning.

PARCEL FOUR:

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of that parcel of land described in the Deed recorded May 3, 1979 in Book E464 of Official Records, at page 51, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps, at page 9, Santa Clara County Records, said corner being on the Northeasterly line of North First Street; thence along the Northerly line of said Parcel 1, N. 71 56' 56" E.,
700.27 feet to the true point of beginning; thence continuing along said Northerly line N. 71 56' 56" E., 86.88 feet to the Easterly line of said parcel of land described in the Deed recorded May 3, 1979; thence along said Easterly line N. 1 19' 04" W., 289.58 feet; thence leaving said Easterly line S. 44
45' 22" W. 278.16 feet; thence S. 45  14' 38: E.,
168.87 feet to the true point of beginning.

EXCEPTING THEREFROM:
That portion described in the Grant Deed to The City of San
Jose, a municipal corporation, recorded August 20, 1987 in Book
K267, page 162 Official Records, and being more particularly described as follows:

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of the parcel of land described in the Deed recorded July 26, 1984 in Book I749 of Official Records, at page 539, Santa Clara County Records, being also a portion of the Parcel 4 as described in the Deed recorded October 21, 1985 in Book J492 of Official Records at page 1713, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of said Parcel 4;
thence along the Northwesterly line of said Parcel 4, N. 44 45' 22" E., 278.16 feet to the Westerly line of said parcel described in said Deed recorded July 26, 1984;
thence along said Westerly line N. 1 19' 04" W., 37.49 feet to the Southeasterly line of Parcel 3 as described in the deed recorded October 21, 1985 in Book J492 of Official Records, at page 1708, Santa Clara County
Records;
thence along said Southeasterly line N. 44 45' 22" E., 230.93 feet;
thence Northeasterly along a curve to the right having a radius at 325.00 feet through a central angle of 45 24' 36" for an arc length of 257.58 feet;
thence S. 89  50' 02" E., 2099.12 feet;
thence along a curve to the left, having a radius of 2000.00 feet, through a central angle of 6 03' 43" for an arc length of
211.60 feet;
thence N. 84  06' 15" E., 709.89 feet;
thence along a curve to the right having a radius of 350.00 feet through a central angle of 31 13' 08" for an arc length of
190.71 feet;
thence S. 64  40' 37" E., 358.91 feet;
thence along a curve to the right having a radius of 226.00 feet through a central angle of 42 17' 12" for an arc length of
166.80 feet to a point of reverse curvature;
thence along a curve to the left having a radius 173.00 feet through a central angle of 55 40' 26" for an arc length of
168.10 feet to a point of compound curvature;
thence along a curve, to the left having a radius of 43.00 feet through a central angle of 106 08' 43" for an arc length of
79.66 feet to a point of reverse curvature;
thence along a curve to the right having a radius of 1065.00 feet through a central angle of 2 47' 46" for an arc length of
51.97 feet;
thence N. 1  24' 49" W, 358.65 feet;
thence along a curve to the left having a radius of 931.00 feet through a central angle of 1 55' 58" for an arc length of 31.40 feet to a point on the Westerly line of Zanker Road;
thence along said Westerly line S 7 05' 54" E., 546.38 feet to the Southerly line of said Parcel described in said deed recorded July 26, 1984;
thence along said Southerly line S. 88 44' 54" W., 72.55 feet; thence Northwesterly along a non-tangent curve to the right having a radius of 226.00 feet whose radius point bears N. 0
26' 07" E., through a central angle of 67 10' 28" for an arc length of 264.97 feet to a point of reverse curvature;
thence along a curve to the left having a radius of 173.00 feet through a central angle of 42 17' 12" for an arc length of
127.68 feet;
thence N. 64  40' 37" W 358.91 feet;
thence along a curve to the left having a radius of 297.00 feet through a central angle of 31 13' 08" for an arc length of
161.83 feet;
thence S. 84  06' 15" W., 709.89 feet;
thence along a curve to the right having a radius of 2053.00 feet through a central angle of 6 03' 43" for an arc length of
217.71 feet;
thence N. 89  50' 02" W., 1574.68 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence S. 0  09' 58" W., 247.88 feet;
thence along curve to the right having a radius of 177.00 feet through a central angle of 37 22' 50" for an arc length of
115.48 feet to said Southerly line, being also the Northwesterly corner of Parcel 1 shown on the Parcel Map recorded in Book 531 of Maps at page 42 Santa Clara County Records;
thence along said Southerly line S. 88 44' 54" W. 69.29 feet; thence leaving said line N. 37 32' 48" E., 43.41 feet;
thence along said Southerly line S. 88 44' 54" W., 69.29 feet; thence leaving said line N. 37 32' 48" E., 43.41 feet;
thence along a curve to the left having a radius of 123.00 feet through a central angle of 37 22' 50" for an arc length of
80.25 feet;
thence N. 0  09' 58" E., 247.88 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence N. 89  50' 02" W., 365.69 feet;
thence along a curve to the left having a radius of 280.00 feet through a central angle of 45 24' 36" for an arc length of
221.92 feet;
thence S. 44 45' 22" W., 532.74 feet to the Southwesterly line of said Parcel 4;
thence along said Southwesterly N. 45 14' 38" W., 27.00 feet to the point of beginning.

PARCEL FIVE:
Beginning at a 4'x4' stake marked C.M.N.M.1., standing on the Southerly line of the Alviso and Milpitas
Road, from which stake a stone monument standing at the point of intersection of the Southerly line of the Alviso and Milpitas Road with the center line of the San Jose and Alviso Road bears West 67.02 chains; running thence along the South line of the Alviso and Milpitas Road East 5.955 chains to a 4'x4' stake marked M; thence still along the Southeasterly line of the Alviso and Milpitas Road N. 73 54' E., 19.93 chains to a fence post marked W.P. standing in fence line on the Westerly line of lands now or formerly of Boots; thence along said fence S. 7 15' E., 12.77 chains to a stake marked M.1.; thence along the fence along the Northerly line of the lands now or formerly of Nicholson, S. 88 55' W., 25.727 chains to a 4'x4' stake marked C.M.N.M.2; thence N. 7 20' W., 7.835 chains to the place of beginning, and being Lot 3 as shown on the Map accompanying the report of the sole commissioner in the partition of the Estate of John W. Meads, deceased.
Excepting therefrom a portion of that parcel of land described in the Deed recorded September 2, 1966 as instrument No. 3120626 in Book 7512, page 79, Official Records of Santa Clara County, said portion being more particularly described as follows:
Commencing at the Northeasterly corner of that parcel of land described in the Deed to the State of California, recorded November 15, 1957 in Volume 3937, page 635, Official Records of Santa Clara County; thence along the Northerly line of said Parcel (7512 or 79) S. 89 01' 21" E., 2959.87 feet and N. 74 49' 08" E.,
1314.86 feet to the Easterly line of last said parcel; thence along last said line S. 6 22' 52" E., 76.47 feet; thence S. 80 54' 25" W., 72.96 feet to a line parallel with, and distant
67.83 feet Southerly, at right angles, from the course described above as "N. 74 49' 08" E., 1314.86 feet"; thence along said parallel line S. 74 49' 08" W., 1034.16 feet; thence along a tangent curve to the right with a radius of 1395.00 feet through an angle of 16 09' 31", an arc length of 393.42 feet to a line parallel with and distant 65.59 feet Southerly, at right angles, from the course described above as "S. 89 01' 21" E., 2959.87 feet"; thence along last said parallel line N. 89 01' 21" W., 2767.11 feet to the Easterly line of said State of California; thence along last said line N. 9 29' 21" W., 66.70 feet to the point of commencement, as granted to the State of California by Deed recorded February 17, 1970, Series No. 3764080, Book 8830, page 352 and Series No. 3764081,
Book 8830, page 355, Official Records, Santa Clara County.
The bearings and distances used in the above excepted description are on the California System Zone 3. Multiply the above distances by 1.0000530 to obtain ground level distances.

ALSO EXCEPTING THEREFROM:
That portion described in the Grant Deed to The City of San Jose, a municipal corporation, recorded
August 20, 1987 in Book K267, page 162 Official Records, and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of the parcel of land described in the Deed recorded July 26, 1984 in Book I749 of Official Records, at page 539, Santa Clara County Records, being also a portion of the Parcel 4 as described in the Deed recorded October 21, 1985 in Book J492 of Official Records at page 1713, Santa Clara County Records, being more particularly described as follows:
Beginning at the most Westerly corner of said Parcel 4;
thence along the Northwesterly line of said Parcel 4, N. 44 45' 22" E., 278.16 feet to the Westerly line of said parcel described in said Deed recorded July 26, 1984;
thence along said Westerly line N. 1 19' 04" W., 37.49 feet to the Southeasterly line of Parcel 3 as described in the deed recorded October 21, 1985 in Book J492 of Official Records, at page 1708, Santa Clara County Records;
thence along said Southeasterly line N. 44 45' 22" E., 230.93 feet;
thence Northeasterly along a curve to the right having a radius at 325.00 feet through a central angle of 45 24' 36" for an arc length of 257.58 feet;
thence S. 89  50' 02" E., 2099.12 feet;
thence along a curve to the left, having a radius of 2000.00 feet, through a central angle of 6 03' 43" for an arc length of
211.60 feet;
thence N. 84  06' 15" E., 709.89 feet;
thence along a curve to the right having a radius of 350.00 feet through a central angle of 31 13' 08" for an arc length of
190.71 feet;
thence S. 64  40' 37" E., 358.91 feet;
thence along a curve to the right having a radius of 226.00 feet through a central angle of 42 17' 12" for an arc length of
166.80 feet to a point of reverse curvature;
thence along a curve lo the left having a radius 173.00 feet through a central angle of 55 40' 26" for an arc length of
168.10 feet to a point of compound curvature;
thence along a curve, to the left having a radius of 43.00 feet through a central angle of 106 08' 43" for an arc length of
79.66 feet to a point of reverse curvature;
thence along a curve to the right having a radius of 1065.00 feet through a central angle of 2 47' 46" for an arc length of
51.97 feet;
thence N. 1  24' 49" W, 358.65 feet;
thence along a curve to the left having a radius of 931.00 feet through a central angle of 1 55' 58" for an arc length of 31.40 feet to a point on the Westerly line of Zanker Road;
thence along said Westerly line S 7 05' 54" E., 546.38 feet to the Southerly line of said parcel described in said deed recorded July 26, 1984;
thence along said Southerly line S. 88 44' 54" W., 72.55 feet; thence Northwesterly along a non-tangent curve to the right having a radius of 226.00 feet whose radius point bears N. 0
26' 07" E., through a central angle of 67 10' 28" for an arc length of 264.97 feet to a point of reverse curvature;
thence along a curve to the left having a radius of 173.00 feet through a central angle of 42 17' 12" for an arc length of
127.68 feet;
thence N. 64  40' 37" W. 358.91 feet;
thence along a curve to the left having a radius of 297.00 feet through a central angle of 31 13' 08" for an arc length of
161.83 feet;
thence S. 84  06' 15" W., 709.89 feet;
thence along a curve to the right having a radius of 2053.00 feet through a central angle of 6 03' 43" for an arc length of
217.71 feet;
thence N. 89  50' 02" W., 1574.68 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence S. 0  09' 58" W., 247.88 feet;
thence along curve to the right having a radius of 177.00 feet through a central angle of 37 22' 50" for an arc length of
115.48 feet to said Southerly line, being also the Northwesterly corner of Parcel 1 shown on the Parcel Map recorded in Book 531 of Maps at page 42 Santa Clara County Records;
thence along said Southerly line S. 88 44' 54" W., 69.29 feet; thence leaving said line N. 37 32' 48" E., 43.41 feet;
thence along a curve to the left having a radius of 123.00 feet through a central angle of 37 22' 50" for an arc length of
80.25 feet;
thence N. 0  09' 58" E., 247.88 feet;
thence along a curve to the left having a radius of 50.00 feet through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence N. 89  50' 02" W., 365.69 feet;
thence along a curve to the left having a radius of 280.00 feet through a central angle of 45 24' 36" for an arc length of
221.92 feet;
thence S. 44 45' 22" W., 532.74 feet to the Southwesterly line of said Parcel 4;
thence along said Southwesterly N. 45 14' 38" W., 27.00 feet to the point of beginning.

ALSO EXCEPTING THEREFROM:
That portion described in the Grant Deed to The City of San Jose, a municipal corporation, recorded
August 20, 1987 in Book K267, page 162 Official Records, and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, State of California being a portion of the parcel of land described in the Deed recorded July 26, 1984 in Book I749 of Official Records, at page 539, Santa Clara County Records, being more particularly described as follows:
Beginning at the Northeasterly corner of said parcel, said corner being on the Westerly line of Zanker Road and Southerly line of Highway 237;
thence along the Easterly line of said Parcel, S. 7  05' 54" E.
99.01 feet;
thence Northerly along a non-tangent curve to the left having a radius of 931.00 feet whose radius point bears S. 79 08' 59" W. through a central angle of 3 39' 23" for an arc length of 59.41 feet to a point of compound curvature;
thence along a curve to the left having a radius of 43.00 feet through a central angle of 85 24' 20" for an arc length of
64.10 feet to the Northerly line of said Parcel;
thence along said Northerly line N. 60 05' 16" E, 50.59 feet to the point of beginning.

ALSO EXCEPTING THEREFROM:
That portion thereof as shown in that Final Order of Condemnation recorded March 30, 1994 in Book N373, page 560, Official Records and all that portion lying thereof and being more particularly described as follows:
All that certain real property situate in the City of San Jose, County of Santa Clara, described as follows:
Beginning at the Northwest corner of Parcel 3 as described in the Deed from Highway 237 Associates, a
California general partnership, to John Arrillaga, et al, recorded October 21, 1985 in Book J492 of Official Records, at page 1708, Santa Clara County Records; thence from said point of beginning, along the Northerly prolongation of the Westerly line of said Parcel 3, N. 9 29' 16" W., 11.25 feet; thence leaving said Northerly prolongation N. 88 43' 01" E., 202.59 feet; thence N. 89 49' 56" E. 330.95 feet; thence N. 0 58' 44" E.,
6.61 feet to a point in the Southerly line of that certain 6.465 acre parcel described in the Deed from Edward
S.J. Cali, et al, to the State of California; recorded February 17, 1970 in Book 8830 of Official Records at page 352 Santa Clara County Records; thence along said Southerly line S 89 01' 16" E., 1954.77 feet; thence leaving said Southerly line S. 86 14' 18" E., 317.01 feet to a point in the general Northerly line of the 6.474 acre parcel described in the Deed from Metropolitan Life Insurance Company, a New York corporation to the City of San Jose, a municipal corporation of the State of California recorded August 20, 1987 in Book K267 of Official Records at page 162 Santa Clara County Records; thence along said general Northerly line the following courses; S 84 55' 33" W. 51.74 feet; from a tangent bearing of S. 84 64' 26" W. along a curve to the right with a radius of 1999.89 feet, through a central angle of 6 03' 42" for an arc length of 211.58 feet N. 89 01' 32" W. 2099.03 feet and from a tangent bearing of N. 89 01' 57" W., along a curve to the left with a radius of 324.98 feet, through a central angle of 43 13' 13" for an arc length of 245.14 feet to the Southeasterly corner of said Parcel 3; thence along the Easterly line of said Parcel 3 N. 0 58' 29" E.,
88.17 feet to the Northeast corner of said Parcel 3; thence along the Northerly line of said Parcel 3 N. 89 01' 31" W.,
218.48 feet to the point of beginning.

ALSO EXCEPTING THEREFROM:
That portion thereof as shown in that Final Order of Condemnation recorded March 30, 1994 in Book N373, page 560, Official Records and all that portion lying thereof and being more particularly described as follows:
Beginning at the Northwest corner of that certain 0.019 acre parcel described in the Deed from Metropolitan Life Insurance Company, a New York Corporation, to the City of San Jose, a municipal corporation of the
State of California, recorded August 20, 1987 in Book K267 of Official Records at page 162 Santa Clara
County Records; thence from said point of beginning, along the Southerly line of that certain 6.465 acre parcel of land described in the Deed from Edward S.J. Cali, et al to the State of California, recorded February 17, 1970 in Book 8830 of Official Records at page 352 Santa Clara County Records, the following courses: S 80 55' 58" W. 1034.16 feet; along a tangent curve to the right with a radius of 1395.00 feet, through a central angle of 16 09' 23" for an arc length of
393.37 feet and N. 89 01' 16" W. 275.13 feet; thence leaving said Southerly line S. 86 14' 18" E. 317.01 feet to a point in a Northerly line of that certain 6.474 acre parcel described in said Deed to the City of San Jose; thence along said Northerly line the following courses: N. 84 55' 33" E.
658.09 feet and along a tangent curve to the right with a radius of 349.98 feet, through a central angle of 0 20' 33" for an arc length of 2.09 feet; thence leaving said Northerly line N. 85 16' 06" E.
587.33 feet; thence along a tangent curve to the right with a radius of 15.00 feet, through a central angle of 75 05' 51" for an arc length of 19.66 feet; thence S. 19 35' 03" E. 467.07 feet; thence S. 49 41' 05 W.
25.15 feet to a point in said Northerly line; thence along said Northerly line and a Westerly line of said
6.474 acre parcel the following courses: from a tangent bearing of S. 77 14' 33" E along a curve to the left with a radius of
43.00 feet, through a central angle of 106 08' 43" for an arc length of 79.66 feet to a point of reverse curvature; thence along a tangent curve to the right with a radius of 1064.94 feet, through a central angle of 2 47' 46" for an arc length of
51.97 feet; thence N. 0 35' 30" W. 358.63 feet; thence along a tangent curve to the left with a radius of 830.95 feet, through a central angle of 1 55' 59" for an arc length of 31.41 feet to the Northeast corner of said 6.474 acre parcel; thence along the Northerly prolongation of the Easterly line of said 6.474 acre parcel N. 6 16' 05" W. 121.98 feet to the most Southerly corner of said
0.019 acre parcel; thence along the Westerly line of said 0.019 acre parcel the following courses: from a tangent bearing of N. 10 01' 13" W. along a curve to the left with a radius of 930.95 feet, through a central angle of 3 39' 22" for an arc length of
59.41 feet; thence from a tangent bearing of N. 13 40' 35" W. along a curve to the left with a radius of 43.00 feet, through a central angle of 85 23' 27" for an arc length of 64.09 feet to the point of beginning.

PARCEL SIX:
All of Parcel Two as shown upon that Parcel Map which filed for record in the Office of the Recorder of the County of Santa
Clara, State of California on July 13, 1984 in Book 531 of Maps,
at pages 41 and 42.
APN:    097-03-59,79,80,84,85,86,87,88,90,93,102,103,104
ARB:    097-3-x5,x6,8,9,x15,x16,20,21,25.1,25.2
	Exhibit B
	Permitted Encumbrances


	This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

1.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       7E
	The above Assessment No. covers APN No. 097-03-079 and
	097-03-093, but is being collected under APN No. 097-03-079.
	Said matter affects a portion of Parcel One.
2.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       6Y
	Said matter affects a portion of Parcel Three.
3.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       9Y
	Said matter affects a portion of Parcel Three.
4.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       7Y
	Said matter affects a portion of Parcel Three.
5.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       8Y
	Said matter affects portions of Parcels Three and Five.
6.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       5Y
	Said matter affects Parcel Four.
7.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       10Y
	Said matter affects a portion of Parcel Five.
8.      Bond for Reassessment District #93-210 Consolidated Refunding
	Bond No.        :       24J
	Assessment No.  :       4E
	Said matter affects Parcel Six.
9.      EASEMENT for the purposes stated herein and incidents thereto
	Purpose         :       A right of way for a covered wooden sewer
	Granted to      :       The City of San Jose, a municipal corporation
	Recorded        :       February 26, 1989 in Book 115 of Deeds, page 142
	Affects         :       A strip of land twelve (12) feet wide,
the center line of which is described as follows:
Beginning in the Southerly line of land of the party of the first part at a point from which the Southeasterly corner thereof bears N.88 55' East 12.35 feet distant and running thence N. 36 30' East 623 1/2 feet a little more or less to a point in the Southerly line of the Alviso and Milpitas Road, from which the Southwesterly corner of the land of J. Farney bears N. 19 30' West 72 3/4 feet distant
	THE EXACT location of said easement is not defined of record.
	Said matter affects a portion of Parcel Three and Five.

10.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose :       The right to excavate for, install, replace, maintain
and use for conveying gas pipe line with necessary appliances
	Granted to      :       Pacific Gas and Electric Company, a California
corporation
	Recorded        :       October 14, 1931 in Book 585, page 340, Official
	Records
	Affects         :       The said route of said pipe line shall
be as follows, namely:

	Beginning at a point in the Easterly boundary line of said premises (marked by a fence now upon the ground), from which a
4" x 4" white stake marking the Northeast corner of said
premises bears North 15 26 1/2' West 5.2 feet distant, and running thence South 86 58' West 367.9 feet; thence North 89
04' West        259.6 feet; thence South 88  51' West
1135.53 feet; thence South 86  52 1/2' West 254.7 feet;
thence North 89  19 1/2' West 172.0 feet; thence South 88  42
1/2' West 1918.3 feet, more or less, to ta point in the Southwesterly boundary line of said premises.

	Said matter affects Parcels One and Six.

11.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose :       The right to excavate for, install, replace, maintain
and use for conveying gas a pipe line with necessary appliances
	Granted to      :       Pacific Gas and Electric Company, a California
corporation
	Recorded        :       November 5, 1931 in Book 586, page 515,
Official Records
	Affects :       As follows:
	Beginning at a point in the Southwesterly boundary line
of said premises (marked by the center line of the San Jose-
Alviso Road), from which a 2" x 4" post marking the point of intersection of the Southwesterly boundary line of said road with the Northerly boundary line of that certain 42.5 acre parcel of land conveyed to Kenneth R. Burrell by F.C. Burrell, et ux, by deed dated June
13, 1930, and recorded in Vol. 522 of Official Records, at page 508 records of said Santa Clara County, bears South 78  25' West 45.3 feet distant, and running thence North 75  51 1/2' East 51.6 feet;
thence South 89  10' East       265.3 feet; thence North 89  16'
East 161.9 feet; thence North 88  00' East 425.0 feet; thence
North 72  54' minutes East    285.0 feet thence South 38  28' East 126.9
feet; thence North 88 42 1/2' East 35.0 feet, more or less, to a point in the Easterly boundary line of said premises.

	Said matter affects Parcels Two and Four.

12.     EASEMENT for the purposes stated herein and incidents
thereto
	Purpose         :       The right to excavate for, install,
replace, maintain and use for conveying gas a pipe line with necessary appliances
	Granted to      :       Pacific Gas and Electric Company, a California
corporation
	Recorded        :       December 10, 1931 in Book 595, page 196,
Official Records
	Affects :       As follows:
	Beginning at a point in the Southwesterly boundary line of that certain 99.5 acre parcel of land described in that certain mortgage from George E. Nicholson to Mollie F. Nicholson dated December 18, 1913 and recorded in Book 216 of Mortgages at page 255, records of said Santa Clara County, (said boundary line being marked by a fence now upon the ground) from which a 4" x 4" post marked "M4" set at the most Westerly corner of said 99.5 acre parcel of land bears North 60 46 1/2' West 16.7 feet distant; and running thence South 88 42 1/2' West 150.0 feet, more or less, to a point in the Westerly boundary line of said premises.

	Said matter affects Parcel Three.

13.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose         :       A right of way for sewer purposes
	Granted to      :       City of San Jose, a municipal corporation
	Recorded        :       August 8, 1933 in Book 659, page 121,
Official Records
	Affects         :       A right of way over, along and upon a
strip twelve (12) feet wide, the center line of which is described as follows:
	Beginning at a point from which the Southeasterly corner of the land Norman L. Meads bears N. 88 55' E., 1530 feet distant; thence N. 66 54' W. 513 feet to a point in the Southerly line of the Alviso and Milpitas Road, from which the Southeasterly corner of the private road of F.W. Zanker lies Northerly and across the Alviso and Milpitas Road, 67 feet a little more or less.
	Said matter affects Parcel Five.

14.     WAIVER OF DAMAGES as contained in the Deed to the State of California
	Recorded        :       February 17, 1970 in Book 8830, page 352,
Official Records
	Said matter affects Parcels Three and Five.

15. THE EFFECT of the Rincon de los Esteros Project Redevelopment Plan and Ordinances Nos. 17306, 19686, 19835, 20677, 20958, 21417, 21496, 21903, 22660,
22412, 22761, 22761.1 and 22961, 23703, 23732, 23761 and 23934
of the City of San Jose as recorded and as disclosed by documents recorded July 11, 1975 in Book B502, Page 711; August
6, 1979 in Book E699, Page 245; August 6, 1979 in Book E699,
Page 277; December 21, 1979 in Book F37, Page 585; October 8,
1981 in Book G382, Page 605; July 28, 1982 in Book G929, Page
703; September 14, 1983 in Book H892, Page 200; January 10, 1984 in Book 1220, Page 271; December 17, 1987 in Book K394, page
143; May 5, 1988 in Book K524, page 526; May 5, 1988 in Book
K524, page 532; January 6, 1992 in Book L996, Page 508, all of Official Records, and as disclosed by information provided by the Redevelopment Agency of the City of San Jose.

16.     EASEMENTS AND INCIDENTS THERETO, filed for record in the
Office of the County Recorder of the County of Santa Clara, State of California, shown on the "Amended Parcel Map" filed for record on December 22, 1983 in Book 523 of Maps, at pages 7, 8 and 9
	Purpose         :       Public Service Easement
	Affects         :       Southwesterly 10 feet and Southeasterly
10 feet of Parcel One and Southwesterly 10 feet and Northwesterly 10 feet of Parcel Six

17.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose         :       To construct, install, inspect,
maintain, replace, remove and use facilities of such underground conduits, pipes, manholes, service boxes, wires, cables, and electrical conductors; aboveground marker posts, risers, and service pedestals; underground and aboveground switches, fuses, terminals, and transformers with associated concrete pads; and fixtures and appurtenances necessary to any and all thereof
	Granted to      :       Pacific Gas and Electric Company, a California
corporation
	Recorded        :       March 26, 1986 in Book J640, page 960,
Official Records
	Affects         :       Strips of land of the uniform width of 10 feet
the center lines of which are delineated by the heavy dashed lines shown upon the print of second party's Drawing No. SJB-1821 attached thereto and made a part thereof; excepting therefrom the portion lying outside the boundary lines of said lands.
	Terms and conditions contained in the document hereinabove referred to.
	Said matter affects Parcel Six.

18.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose :       Public Service Easements
	Granted to      :       City of San Jose
	Recorded        :       August 20, 1987 in Book K267, page 156,
Official Records
	Affects :       As follows:
	All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel 1 as shown on the Amended Parcel Map recorded in Book 523 of Maps at page 9, Santa Clara County Records, being also a portion of Parcel as 2 described in the deed recorded
October 21, 1985 in Book J492 of Official Records at page 1703,
Santa Clara County Records, being more particularly described as follows:
	Strip 1
	A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the 10.00 feet wide P.S.E. along
North First Street, as shown on said Amended Parcel Map and lying contiguous to and Southeasterly of a line that begins at a point in the Northeasterly line of North First Street from which the most Southerly corner of Parcel 1 as described in the Deed recorded October 21, 1985 in Book J492 of
Official Records at page 1698, Santa Clara County Records, bears
N. 52  27' 12" W. 77.00 feet and running;
thence Northeasterly along a curve to the right having a radius of 50.00 feet whose radius point bears N. 37 32' 48" E., through a central angle of 90 00' 00" for an arc length of
78.54 feet;
thence N. 37 32' 48" E., 251.93 feet to a point hereon designated "Point A";
thence N. 37  32' 48" E., 0.42 feet;
thence along a curve to the right having a radius of
273.00 feet through a central angle of 7 12' 34" for an arc length of 34.35 feet;
thence N. 44  45' 22" E. 261.02 feet to the
Northeasterly line of said Parcel 2, the side line of said strip shall be lengthened or shortened to terminate in said
Northeasterly line.
	Strip 2
	Beginning at a point herein above designated "Point A";
thence S. 37  32' 48" W., 31.00 feet; thence S. 52  27'
12" E., 25.00 feet; thence N. 37  32' 48" E., 31.00 feet; thence
N. 52  27' 12" W., 25.00 feet to the point of beginning.
	Terms and conditions contained in the document hereinabove referred to.
	Said matter affects Parcels One.

19.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose         :       Public Service Easements
	Granted to      :       City of San Jose
	Recorded        :       August 20, 1987 in Book K267, page 162,
Official Records
	Affects         :       10 foot wide strips over Parcels Three, Four
and Five and more fully described in said document
	Terms and conditions contained in the document hereinabove referred to. Said matter affects Parcels Three, Four and Five.

20.     EASEMENT for the purposes stated herein and incidents thereto
	Purpose         :       Sanitary Sewer Easement
	Granted to      :       City of San Jose
	Recorded        :       August 20, 1987 in Book K267, page 162,
Official Records
	Affects         :       A 15 foot wide strip and a 20 foot wide
strip over Parcels Four and Five more fully described in said document
	Terms and conditions contained in the document hereinabove referred to.
	Said matter affects Parcels Four and Five.

21. LACK OF ABUTTER'S RIGHTS to and from Freeway 237, lying adjacent to the Northerly and Northeasterly line of Parcel Five, said rights having been
released and relinquished By    :       Final Order of Condemnation
	To              :       The People of the State of California Acting
by and through the Department of Transportation
	Recorded        :       March 30, 1994 in Book N373, page 0560,
Official Records.

22. Any rights, interests, or claims adverse to those of the vestee herein which may exist or arise by reason of the following facts shown on a survey plat entitled "ALTA/ACSM LAND TITLE SURVEY," dated July 15, 1996, prepared by Bryan & Murphy Engineers, Planners, Surveyors, Job No. 67320.

a. The fact that a cyclone fence extends across the Southerly line of Parcel Five.

b. The fact that a walkway exists in the public services easement shown as
Exception No. 16 and that said walkway extends across the Westerly lines of Parcel Six.

c. The fact that concrete landscaping extends across the Easterly line of Parcel Six.

d. The fact that a 12 foot wall extends across the Southerly line of Parcel Three.

	Exhibit C
	Intentionally deleted.

	Exhibit D
	Intentionally deleted.

	Exhibit E
	FINANCIAL COVENANT COMPLIANCE CERTIFICATE
	BNP Leasing Corporation
	c/o Banque Nationale de Paris, San Francisco
	180 Montgomery Street
	San Francisco, California 94104

	Attention: Jennifer Cho or Will La Herran

	Re: 3Com Lease Agreement (North First Street Property)

Gentlemen:
	I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com Corporation, do hereby certify, represent and warrant that:
1.      This Certificate is furnished pursuant to subparagraph 8.
(w)(iii) of that certain Lease Agreement dated as of November 20, 1996 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation (the "Tenant"), and you.
2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants of the Lease Agreement, all of which data and computations are complete, true and correct.
3. To the knowledge of Tenant no Default or Event of Default under the Lease Agreement has occurred and is continuing.
4. The representations of Tenant set forth in the Lease Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

Executed this _____ day of ______________, ____.

		3Com Corporation
		Name:_________________________
		Title:________________________
		[cc all Participants]


Annex 1 To Compliance Certificate
For the _________________ Ended ________________, ____

I.      PARAGRAPH 8.(ac)(i): Quick Ratio

	A.      Unencumbered Cash and Cash Equivalents
		and other "Quick Assets" as defined in
		Paragraph 8.(ac)(i) of the Lease:
							$_____________
	B.      "Current Liabilities" as defined in
		Paragraph 8.(ac)(i) of the Lease:
							$_____________
	C.      Ratio of A to B:                        _____ to 1.00
	F.      Minimum ratio computed as provided in
		Paragraph 8.(ac)(i) of the Lease:       1.00 to 1.00

II.     PARAGRAPH 8.(ac)(ii): Maximum Senior Debt to
	Capitalization

	A.      Total "Debt" as defined
		in Paragraph 1.(s) of
		Tenant and its consolidated
		Subsidiaries:                           $_____________

	B.      "Subordinated
		Debt" as defined in
		Paragraph 8.(ac)(ii) of the Lease:
							$_____________

	C.      "Senior Debt" as
		defined in Paragraph 8.(ac)(ii)
		of the Lease
		(A - B):                                $_____________

	D.      Consolidated Tangible Net Worth
		(from calculation below):
							$_____________

	E.      Capitalization as defined in
		Paragraph 8.(ac)(ii) of the Lease
		(A + D):
							$_____________

	F.      Ratio of B to E:                        _____ to 1.00

	D.      Maximum ratio:                          0.35 to 1.00

III.    PARAGRAPH 8.(ac)(iii): Minimum Tangible Net Worth
	A.      Reported stockholders equity:           $_____________

	B.      "Intangible Assets" as
		defined in Paragraph 8.(ac)(iii)
		of the Lease:                           $_____________

	D.      Consolidated Tangible Net Worth
		(A - B):                                $_____________

	E.      Minimum computed as
		provided in Paragraph
		8.(ac)(iii) of the Lease:               $_____________

IV.     PARAGRAPH 8.(ac)(iv): Fixed Charge Ratio
	A.      "Adjusted EBIT" as
		defined in Paragraph
		8.(ac)(iv) of the Lease:                $_____________

	B.      "Fixed Charges" as
		defined in Paragraph
		8.(ac)(iv) of the Lease:                $_____________


	C.      Ratio of A to B:                        _____ to 1.00

	D.      Minimum ratio:                          2.00 to 1.00


Exhibit F

CERTIFICATE OF TENANT'S CALCULATION OF THE SPREAD

BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho or Will La Herran

	Re: 3Com Lease Agreement (North First Street Property)

Gentlemen:

	I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com
Corporation, do hereby certify, represent and warrant that:

	1. This Certificate is furnished pursuant to subparagraph 8.(w)(iv) of that certain Lease
Agreement dated as of November 20, 1996 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation, and you.

	2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's computation of the Spread, all of which data and computations are complete, true and correct.

	Executed this _____ day of ______________, ____.

			3Com Corporation
			Name:_________________________
			Title:________________________
			[cc all Participants]


Annex 1 To Certificate of Tenant's Calculation of the Spread
As of the  ________________, ____

I.      S&P'S RATING OF TENANT'S SENIOR UNSECURED DEBT:         _____________

II.     MOODY'S RATING OF TENANT'S SENIOR UNSECURED DEBT:       _____________

III.    CALCULATION OF TENANT'S DEBT TO CAPITAL RATIO:          _____________
	A.      Funded "Senior Debt" as defined in
		Paragraph 8.(ac)(ii) of the Lease:             $_____________
	B.      Other outstanding Debt as defined in
		Paragraph 1.(s) of the Lease:                  $_____________
	C.      Outstanding "Subordinated Debt" as
		defined in Paragraph 8.(ac)(ii) of
		the Lease:                                     $_____________
	D.      Debt for purposes of this ratio
		(A + B - C):                                   $_____________
	E.      Reported stockholders equity:                  $_____________
	F.      "Intangible Assets" as
		defined in Paragraph 8.(ac)(iii) of the
		Lease:                                         $_____________
	G.      Consolidated Tangible Net Worth
		(E - F):                                       $_____________
	H.      Capital for purposes of this test
		(A + B + G):                                   $_____________
	I.      D divided by H:                                _____________

III.    SPREAD AS DEFINED IN PARAGRAPH 1.(bo) OF THE LEASE:    _____________


Exhibit G

LIST OF ENVIRONMENTAL REPORTS
(North First Street Property)

1.      AllWest 1996.  Phase I Environmental Site Assessment for
North First Street Site, San Jose, CA 95134.  July 9, 1996.
2.      ENVIRON 1996.  Phase I and Phase II Environmental Site
Assessment Report for Two Undeveloped Properties Located in San Jose, CA. August 19, 1996.
3.      Tetra tech 1996, Phase II Environmental Site
Investigation for 3COM Corporation, End of North First
Street, San Jose, California 95052-8145.  September 24, 1996.